FORM 1-A DISCLOSURE FORMAT

PART II

OFFERING CIRCULAR

Groundfloor Real Estate 1, LLC.

Sixteen Series of Limited Recourse Obligations

Totaling $2,965,190

Dated: March 2, 2020

This Post-Qualification Offering Circular Amendment No. 4 (this “PQA”), made on the Form 1-A disclosure format, amends the offering circular of Groundfloor Real Estate 1, LLC, dated November 15, 2019, as qualified on November 27, 2019, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. This PQA relates to the offer and sale of up to an additional $2,965,190 in aggregate amount of Limited Recourse Obligations (the “LROs”) to be issued by Groundfloor Real Estate 1, LLC. (the “Company,” “we,” “us,” or “our”). Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

We make LROs available for investment on our web-based investment platform www.groundfloor.com (the “Groundfloor Platform”). Our principal offices and mailing address are located at 600 Peachtree Street, Suite 810, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225.

We will issue the LROs in distinct series, each corresponding to a real estate development project (each, a “Project”) financed by a commercial loan from us (each, a “Loan”). The borrower for each Project is a legal entity (the “Borrower”) that owns the underlying property and has been organized by one or more individuals (each, a “Principal”) that own and operate the Borrower. This PQA relates to the offer and sale of each separate series of LROs corresponding to the Projects for which we extend Loans, as described below (the “Offering”).

The LROs will be unsecured special, limited obligations of the Company. The LROs are not listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There is no market for the LROs. Our obligation to make payments on a LRO is limited to an amount equal to each holder’s pro rata share of amount of payments, if any, actually received on the corresponding Loan, net of certain fees and expenses retained by us. See the sections titled “General Terms of the LROs,” “The LROs Covered by this Offering Circular,” and “Project Summaries” of the Offering Circular, as amended hereby, for the specific terms of the LROs covered by this PQA.

We do not guarantee payment of the LROs in the amount or on the time frame expected. The LROs are not obligations of the Borrowers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See the “General Terms of the LROs—Administration, Service, Collection, and Enforcement of Loan Documents” section on page 106 of the Offering Circular.

The LROs are speculative securities. Investment in the LROs involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 12 of the Offering Circular.

Generally, no sale may be made to you in this offering to the extent that the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

We will commence the offering of each series of LROs promptly after the date this PQA is qualified by posting on the Groundfloor Platform a separate landing page corresponding to each particular Loan and Project (each, a “Project Summary”). The offering of each series of LROs covered by this PQA will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the offering of a particular series of LROs is fully subscribed with irrevocable funding commitments (the “Offering Period”); however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors) up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on the Groundfloor Platform.

This Offering is being conducted on a “best-efforts” basis, which means that our officers will use their commercially reasonable best efforts in an attempt to sell the LROs. Such officers will not receive any commission or any other remuneration for these sales. In offering the LROs on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Offering price to the public	Underwriting discounts and commissions	Proceeds to issuer(1)(2)	Proceeds to other persons
Per Unit	$10.00	N/A	$10.00	N/A
Total Minimum	$0.00	N/A	$0.00	N/A
Total Maximum	$2,965,190	N/A	$2,965,190	N/A

(1) We estimate all expenses for this Offering to be approximately $1,000, which will not be financed with the proceeds of the Offering.

(2) Assumes no promotions or discounts applied to any offerings covered by this PQA.

Incorporation by Reference of Offering Circular

The Offering Circular, including this PQA, is part of an offering statement (File No. 024-11094) that we filed with the Securities and Exchange Commission. We hereby incorporate by reference into this PQA all of the information contained in the following:

1.	Part II of the Offering Circular, including the form of LRO Agreement beginning on page LRO-1 thereof to the extent not otherwise modified or replaced by offering circular supplement and/or post-qualification amendment.

2.	Part II of the Post-Qualification Amendment # 2.

3.	Part II of the Post-Qualification Amendment # 3.

Note that any statement that we make in this PQA (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

The LROs Covered by the Offering Circular and Use of Proceeds

The following disclosure is added on pages 98 and 101 of the Offering Circular under the table included under “The LROs Covered by this Offering Circular” and “Use of Proceeds,” respectively:

The table below lists the additional Projects covered by this PQA. Each series of LROs is denominated by the corresponding Project’s name.

Series of LROs/Project	Aggregate Purchase Amount/Loan Principal
8275 KNOTTS LANDING DRIVE NORTH, JACKSONVILLE, FL 32244	$103,600
4352 NORTH 43RD STREET, PENNSAUKEN, NJ 08109	104,960
7611 SOUTH PAULINA STREET, CHICAGO, IL 60620	120,290
8230 SOUTH MORGAN STREET, CHICAGO, IL 60620	130,000
1532 NORTH PEARL STREET #2, JACKSONVILLE, FL 32206	132,050
5179 HORSE TRACK DRIVE NORTH, JACKSONVILLE, FL 32257	133,840
1532 NORTH PEARL STREET #1, JACKSONVILLE, FL 32206	133,850
2056 CLARK STREET, AUGUSTA, GA 30904	179,790
519 E BARNARD STREET, WEST CHESTER, PA 19382	182,830
1961 MEADOW LANE, DECATUR, GA 30032	220,050
1404 INWOOD TERRACE, JACKSONVILLE, FL 32207	220,920
2911 DOWNING STREET, JACKSONVILLE, FL 32205	222,650
6909 S LAGOON DR, PANAMA CITY BEACH, FL 32408	243,750
81 FORD STREET, HIGHLAND PARK, MI 48203	243,830
34 SOUTH LONGVIEW ROAD, HOWELL, NJ 07731	262,420
WOODBRIAR CIRCLE (6 UNITS) #3, TUCKER, GA 30084	330,360
Total	$2,965,190

Project Summaries

Each Project Summary attached below is included in the Offering Circular following page PS-59.

PROJECT SUMMARIES FOR PQA NO. 4

8275 KNOTTS LANDING DRIVE NORTH, JACKSONVILLE, FL 32244

4352 NORTH 43RD STREET, PENNSAUKEN, NJ 08109 104,960

7611 SOUTH PAULINA STREET, CHICAGO, IL 60620 120,290

8230 SOUTH MORGAN STREET, CHICAGO, IL 60620 130,000

8230 SOUTH MORGAN STREET, CHICAGO, IL 60620 130,000

1532 NORTH PEARL STREET #2, JACKSONVILLE, FL 32206 132,050

5179 HORSE TRACK DRIVE NORTH, JACKSONVILLE, FL 32257 133,840

1532 NORTH PEARL STREET #1, JACKSONVILLE, FL 32206 133,850

2056 CLARK STREET, AUGUSTA, GA 30904 179,790

519 E BARNARD STREET, WEST CHESTER, PA 19382 182,830

 1961 MEADOW LANE, DECATUR, GA 30032 220,050

1404 INWOOD TERRACE, JACKSONVILLE, FL 32207 220,920

2911 DOWNING STREET, JACKSONVILLE, FL 32205 222,650

6909 S LAGOON DR, PANAMA CITY BEACH, FL 32408 243,750

81 FORD STREET, HIGHLAND PARK, MI 48203 243,830

34 SOUTH LONGVIEW ROAD, HOWELL, NJ 07731 262,420

WOODBRIAR CIRCLE (6 UNITS) #3, TUCKER, GA 30084 330,360

*               *               *

Financial Statements

The following consolidated financial statements for the periods ended June 30, 2019, December 31, 2018 and December 31, 2017 and the notes thereto are added to the Offering Circular starting on page F-1:

GROUNDFLOOR REAL ESTATE 1, LLC

Condensed Financial Statements

June 30, 2019 and 2018

GROUNDFLOOR REAL ESTATE 1, LLC

GROUNDFLOOR REAL ESTATE 1, LLC

Condensed Balance Sheets

	Unaudited	Audited
	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash	$20,100	$20,100
Loans to developers, net	157,070	157,070
Interest receivable on loans to developers	9,903	9,903
Other real estate owned	23,569	23,569
Total current assets	210,642	210,642
Total assets	$210,642	$210,642
Liabilities and Member’s Equity
Current liabilities:
Accounts payable	$-	$-
Related party payable	-	-
Accrued interest on limited recourse obligations	9,903	9,903
Limited recourse obligations, net	200,739	200,739
Total current liabilities	210,642	210,642
Total liabilities	210,642	210,642

Member’s equity:
Member’s capital	100	100
Member’s contribution receivable	(100)	(100)
Retained earnings	-	-
Total member’s equity	-	-
Total liabilities and member’s equity	$210,642	$210,642

See accompanying notes to condensed financial statements

F-1

GROUNDFLOOR REAL ESTATE 1, LLC

Condensed Statements of Operations

	Unaudited
	Six Months Ended June 30,
	2019	2018
Loan servicing revenue	$-	$5,200
Net interest income:
Interest income	-	95,899
Interest expense	-	(95,899)
Net interest income	-	-
Net revenue	-	5,200
Cost of revenue	-	3,250
Gross profit	-	1,950
Operating expenses:
General and administrative	-	1,950
Total operating expenses	-	1,950
Income from operations	-	-
Net income	$-	$-

See accompanying notes to condensed financial statements

F-2

GROUNDFLOOR REAL ESTATE 1, LLC

Condensed Statements of Member’s (Deficit) Equity

		Member’s	(Accumulated deficit)	Total Member’s
	Member’s	Contribution	Retained	(Deficit)
	Capital	Receivable	Earnings	Equity
Member’s deficit as of December 31, 2017 (audited)	$100	$(100)	$-	$-
Member contributions	-	-	-	-
Net income	-	-	-	-
Member’s equity as of December 31, 2018 (audited)	$100	$(100)	$-	$-
Net income	-	-	-	-
Member’s equity as of June 30, 2019 (unaudited)	$100	$(100)	$-	$-

See accompanying notes to condensed financial statements

F-3

GROUNDFLOOR REAL ESTATE 1, LLC

Condensed Statements of Cash Flows

	Unaudited
	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities
Net income	$-	$-
Adjustments to reconcile net income to net cash provided by operating activities:
Changes in operating assets and liabilities:
Interest receivable on loans to developers	-	(95,899)
Accounts payable and related party payable	-	-
Accrued interest on limited recourse obligations	-	95,899
Net cash provided by operating activities	-	-
Cash flows from investing activities
Loan payments to developers	-	(299,644)
Repayments of loans from developers	-	1,969,453
Net cash provided by (used in) investing activities	-	1,669,809
Cash flows from financing activities
Proceeds from limited recourse obligations	-	-
Repayments of limited recourse obligations	-	(2,001,109)
Issuance of membership interest	-	-
Net cash (used in) provided by financing activities	-	(2,001,109)
Net (decrease) increase in cash	-	(331,300)
Cash as of beginning of the period	20,100	389,400
Cash as of end of the period	$20,100	$58,100
Supplemental disclosure of noncash investing and financing activities:
Loans to developers transferred to other real estate owned	$-	$23,569
Write-down of loans to developers and limited recourse obligations, net	-	35,054
Write-down of interest receivable on loans to developers and accrued interest on limited recourse obligations	-	4,706

See accompanying notes to condensed financial statements

F-4

GROUNDFLOOR REAL ESTATE 1, LLC

Notes to Condensed Financial Statements

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

GROUNDFLOOR Real Estate 1, LLC (the “Company”), a Georgia limited liability company formed on December 16, 2016. The Company is a wholly-owned subsidiary of GROUNDFLOOR Finance Inc. (“GROUNDFLOOR”), a Georgia corporation.

Description of Business

GROUNDFLOOR has developed an online investment platform designed to crowdsource financing for real estate development projects, which GROUNDFLOOR utilizes to provide investment opportunities to investors. With this online investment platform, investors are able to choose between multiple real estate development investment opportunities, and developers of the projects are able to obtain financing. GROUNDFLOOR believes this method of financing real estate has many advantages including reduced project origination and financing costs, lower interest rates for real estate development financing, and attractive returns for investors. GROUNDFLOOR will identify which loans it seeks to originate, and will sell limited recourse obligations (“LROs”) which correspond to those loans. GROUNDFLOOR’s primary business is the sale of LROs and the Company’s primary purpose is the servicing of loans which correspond to those LROs.

Basis of Accounting and Liquidity

The Company’s condensed financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business.

Operations since inception have consisted primarily of organizing the Company. The accompanying condensed financial statements have been prepared on a basis which assumes that the Company will continue as a going concern. The Company has earned limited revenue since its inception. The ultimate success of the Company is dependent on management’s ability to develop and market its products and services at levels sufficient to generate operating revenues in excess of expenses. Management evaluated the condition of the Company and has determined that until such sales levels can be achieved, management will need to secure additional capital to continue to fund product development and sales and marketing.

Management intends to fund operations by capital obtained from GROUNDFLOOR. However, there are no assurances that the Company can be successful in obtaining the additional capital or such financing will be on terms favorable or acceptable to the Company or GROUNDFLOOR. These matters raise substantial doubt about the ability of the Company to continue as a going concern.

The condensed financial statements do not include any adjustments that might result from the outcome of uncertainties described in the condensed financial statements. In addition, the condensed financial statements do not include any adjustments relating to the recoverability and classification of assets nor the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of Condensed Financial Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Condensed Financial Statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue primarily results from fees earned on the loans to the Developers (the “Loans”). Fees include “Loan servicing revenue” which are paid by the Developers.

F-5

GROUNDFLOOR REAL ESTATE 1, LLC

Notes to Condensed Financial Statements

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Loan Servicing Revenue

The loan servicing revenue is recognized by the Company, upon recovery, for costs incurred in servicing the Developer’s Loan, including managing payments to and from Developers and payments to Investors. The Company records loan servicing revenue as a component of revenue when collected.

Interest Income on Loans to Developers and Interest Expense on Limited Recourse Obligations

The Company recognizes “Interest income” on Loans and “Interest expense” on the corresponding LROs (if issued by GROUNDFLOOR Real Estate 1, LLC) using the accrual method based on the stated interest rate to the extent the Company believes it to be collectable. For the purposes of these Condensed Financial Statements, “Limited recourse obligations, net” refers to LROs. LROs are the Company’s currently registered securities.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents as of December 31, 2018 and 2017. From time to time, the Company could maintain cash deposits in excess of federally insured limits. The Company believes credit risk related to its cash and cash equivalents to be minimal.

Loans to Developers and Limited Recourse Obligations

“Loans to developers, net” and the corresponding “Limited recourse obligations, net”, used to fund the Loans are originally recorded at outstanding principal. The interest rate associated with a Loan is the same as the interest rate associated with the corresponding LROs.

The Company’s obligation to pay principal and interest on an LRO is equal to the pro rata portion of the total principal and interest payments collected from the corresponding Loan. The Company obtains a lien against the property being financed and attempts reasonable collection efforts upon the default of a Loan. The Company’s lien may be senior or junior to the Borrower’s other financing obligations. The Company is not responsible for repaying “Limited recourse obligations, net” associated with uncollectable “Loans to developers, net”. Amounts collected related to a Loan default are returned to the Investors based on their pro rata portion of the corresponding LROs, if applicable, less collection costs incurred by the Company.

The Loan and corresponding LROs are recorded on the Company’s Condensed Balance Sheets to “Loans to developers, net” and “Limited recourse obligations, net”, respectively, once the Loan has closed. Loans are considered closed after the promissory note for that Loan has been signed and the security interest has been perfected.

Nonaccrual and Past Due Loans

“Interest income” is accrued on the outstanding principal balance. The accrual of interest on “Loans to developers, net” and corresponding “Limited recourse obligations, net” is discontinued when, in management’s opinion, the borrower may be unable to make payments as they become due, unless the Loan is well secured and in the process of collection. “Interest income” and “Interest expense” on the “Loans to developers, net” and the corresponding “Limited recourse obligations, net” are discontinued and placed on nonaccrual status at the time the Loan is 90 days delinquent unless the Loan is well secured and in process of collection. The “Loans to developers, net” and corresponding “Limited recourse obligations, net” are charged off to the extent principal or interest is deemed uncollectible. Non-accrual Loans and Loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans. All interest accrued, but not collected for “Loans to developers, net” and “Limited recourse obligations, net” that are placed on nonaccrual or charged off, is reversed against “Interest income” and the corresponding LROs recorded “Interest expense”.

Interest income collected on nonaccrual Loans is applied against principal until the Loans are returned to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

F-6

GROUNDFLOOR REAL ESTATE 1, LLC

Notes to Condensed Financial Statements

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impaired Loans

Loans are considered impaired when, based on current information and events, it is probable the Company will be unable to collect all amounts due in accordance with the original contractual terms of the loan agreements. Impaired loans include Loans on nonaccrual status. When determining if the Company will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement, the Company considers the borrower’s capacity to pay, which includes such factors as the borrower’s current financial position, an analysis of global cash flow sufficient to pay all debt obligations and an evaluation of secondary sources of repayment, such as collateral value and guarantor support. The Company individually assesses for impairment all nonaccrual Loans and all Loans in fundamental default. If a Loan is deemed impaired, a specific valuation allowance is allocated, if necessary, so that the Loan is reported net, at the present value of estimated future cash flows using the Loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Interest payments on impaired loans are typically applied to principal unless collectability of the principal amount is reasonably assured, in which case interest is recognized on a cash basis.

Other Real Estate Owned

Foreclosed assets acquired through or in lieu of loan foreclosure are held for sale and are initially recorded at fair value less estimated cost to sell. Any write-down to fair value at the time of transfer to foreclosed assets is charged to the allowance for loan losses. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Costs of improvements are capitalized up to the fair value of the property, whereas costs relating to holding foreclosed assets and subsequent adjustments to the value are charged to operations.

Income Taxes

As a limited liability company, the Company is not a taxpaying entity for federal income tax purposes. Accordingly, its taxable income or losses are allocated to its member based on the provisions of the operating agreement and are included in the members’ income tax returns. The condensed financial statements, therefore, do not include a provision for income taxes. Similar provisions apply for state income tax purposes.

Management has assessed the effect of the guidance provided by U.S. GAAP on accounting for uncertainty in income taxes. Management has evaluated all tax positions that could have a significant effect on the condensed financial statements and determined the Company had no uncertain income tax positions at June 30, 2019 and December 31, 2018.

F-7

GROUNDFLOOR REAL ESTATE 1, LLC

Notes to Condensed Financial Statements

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

The Company has evaluated the recent pronouncements issued since filing its annual audited Condensed Financial Statements for the year-ended December 31, 2018 and believes that none of them will have a material effect on the Company’s Condensed Financial Statements.

NOTE 2: LOANS TO DEVELOPERS, NET

The Company purchases notes that provide financing to borrowers for real estate-related loans. Real estate loans include loans for unoccupied single family or multifamily renovations costing between $20,000 and $2,000,000 over six months to a year.

The Company uses three performance states to better monitor the credit quality of outstanding loans. Outstanding loans are characterized as follows:

Current - This status indicates that no events of default have occurred, all payment obligations have been met or none are yet triggered.

Workout - This status indicates there has been one or more payment defaults on the Loan and the Company has negotiated a modification of the original terms that does not amount to a fundamental default.

Fundamental Default - This status indicates a Loan has defaulted and there is a chance the Company will not be able to collect 100% of the principal amount of the Loan by the extended payment date of the corresponding LROs. The Company has commenced a formal foreclosure process to secure the real estate property.

GROUNDFLOOR uses a proprietary grading algorithm to assign one of seven letter grades, from A to G, to each Loan. The letter grade generally reflects the overall risk of the Loan, with A indicating less risk and G indicating higher risk.

The following table presents the carrying amount of “Loans to developers, net” by letter grade and performance state as of June 30, 2019 and December 31, 2018, respectively:

	Current	Workout	Fundamental Default	Total
Loan grades:
A	$-	$-	$-	$-
B	-	-	-	-
C	-	-	157,070	157,070
D	-	-	-	-
E	-	-	-	-
F	-	-	-	-
G	-	-	-	-
Carrying amount as of June 30, 2019	$-	$-	$157,070	$157,070

	Current	Workout	Fundamental Default	Total
Loan grades:
A	$-	$-	$-	$-
B	-	-	-	-
C	-	-	157,070	157,070
D	-	-	-	-
E	-	-	-	-
F	-	-	-	-
G	-	-	-	-
Carrying amount as of December 31, 2018	$-	$-	$157,070	$157,070

F-8

GROUNDFLOOR REAL ESTATE 1, LLC

Notes to Condensed Financial Statements

NOTE 2: LOANS TO DEVELOPERS, NET (continued)

Nonaccrual and Past Due Loans

A Loan is placed on nonaccrual status when, in management’s judgment, the collection of the interest income appears doubtful. “Interest receivable on loans to developers” that has been accrued and is subsequently determined to have doubtful collectability is charged to “Interest income” and the corresponding “Accrued interest on limited recourse obligations” that has been accrued and is subsequently determined to have doubtful collectability is charged to “Interest expense”. Interest income on Loans that are classified as nonaccrual is subsequently applied to principal until the Loans are returned to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured. Past due Loans are loans whose principal or interest is past due 30 days or more. As of June 30, 2019, the Company placed Loans of $157,070 recorded to “Loans to developers, net” on nonaccrual status.

The following table presents an analysis of past due Loans as of June 30, 2019 and December 31, 2018:

	Carrying Amount	Allowance for Loan Losses	Total
Aging schedule:
Current	$-	$-	$-
Less than 90 days past due	-	-	-
More than 90 days past due	157,070	-	157,070
Total as of June 30, 2019	$157,070	$-	$157,070

	Carrying Amount	Allowance for Loan Losses	Total
Aging schedule:
Current	$-	$-	$-
Less than 90 days past due	-	-	-
More than 90 days past due	157,070	-	157,070
Total as of December 31, 2018	$157,070	$-	$157,070

Impaired Loans

The following is a summary of information pertaining to impaired loans as of June 30, 2019:

Balance
Nonaccrual loans	$157,070
Fundamental default not included above	-
Total impaired loans	157,070

Interest income recognized on impaired loans	$9,903

The following table presents an analysis of information pertaining to impaired loans as of June 30, 2019:

Balance
Principal loan balance	$157,070

Recorded investment with no allowance	157,070
Recorded investment with allowance	-
Total recorded investment	$157,070

Related allowance	-
Average recorded investment	$157,070

F-9

GROUNDFLOOR REAL ESTATE 1, LLC

Notes to Condensed Financial Statements

NOTE 2: LOANS TO DEVELOPERS, NET (continued)

The following is a summary of information pertaining to impaired loans as of December 31, 2018:

Balance
Nonaccrual loans	$157,070
Fundamental default not included above	-
Total impaired loans	157,070

Interest income recognized on impaired loans	$9,903

The following table presents an analysis of information pertaining to impaired loans as of December 31, 2018:

Balance
Principal loan balance	$157,070

Recorded investment with no allowance	157,070
Recorded investment with allowance	-
Total recorded investment	$157,070

Related allowance	-
Average recorded investment	$157,070

F-10

GROUNDFLOOR REAL ESTATE 1, LLC

Notes to Condensed Financial Statements

NOTE 2: LOANS TO DEVELOPERS, NET (continued)

Credit Quality Monitoring

The following table presents “Loans to developers, net” by performance state as of June 30, 2019 and December 31, 2018:

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, Net
Performance states:
Current	$-	$-	$-
Workout	-	-	-
Fundamental default	157,070	-	157,070
Total as of June 30, 2019	$157,070	$-	$157,070

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, Net
Performance states:
Current	$-	$-	$-
Workout	-	-	-
Fundamental default	157,070	-	157,070
Total as of December 31, 2018	$157,070	$-	$157,070

F-11

GROUNDFLOOR REAL ESTATE 1, LLC

Notes to Condensed Financial Statements

NOTE 3: OTHER REAL ESTATE OWNED

“Other real estate owned” in the Company’s Condensed Balance Sheet was $23,569 at June 30, 2019 and December 31, 2018.

NOTE 4: RELATED PARTY ARRANGEMENTS

GROUNDFLOOR Finance Inc.

GROUNDFLOOR will receive fees and compensation in connection with the Company’s Offering, and the servicing and sale of the Company’s LROs.

The Company will also reimburse GROUNDFLOOR for actual expenses incurred on behalf of the Company in connection with the servicing of a Loan, to the extent not reimbursed by the borrower. The Company will reimburse GROUNDFLOOR for out-of-pocket expenses paid to third parties in connection with providing services to the Company. This does not include GROUNDFLOOR’s overhead, employee costs borne by GROUNDFLOOR, utilities or technology costs. For the six months ended June 30, 2019 and 2018, GROUNDFLOOR incurred $0 and $5,100 of costs on the Company’s behalf, respectively. No such costs were due and payable to GROUNDFLOOR as of June 30, 2019 and December 31, 2018, respectively.

GROUNDFLOOR GA Holdings LLC

GROUNDFLOOR GA Holdings LLC may close and fund a Loan prior to it being acquired by the Company. The ability to warehouse Loans allows us the flexibility to deploy the offering proceeds as funds are raised. The Company then will acquire such LROs at a price equal to the fair market value of the Loan (including reimbursements for servicing fees and accrued interest, if any), so there is no mark-up (or mark-down) at the time of purchase.

NOTE 5: SUBSEQUENT EVENTS

Subsequent events were evaluated through September 27, 2019, the date the Condensed Financial Statements were available to be issued. On August 2, 2019, the Company recovered $23,569 in sale proceeds on real estate owned.

F-12

GROUNDFLOOR REAL ESTATE 1, LLC

Financial Statements

December 31, 2018 and 2017

GROUNDFLOOR REAL ESTATE 1, LLC

Independent Auditors’ Report

To the Board of Directors

Groundfloor Real Estate 1, LLC
Atlanta, Georgia

We have audited the accompanying financial statements of Groundfloor Real Estate 1, LLC (the “Company”), which comprise the balance sheets as of December 31, 2018 and 2017, and the related statements of operations, member’s (deficit) equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

F-1

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not earned any significant revenues since its inception which result in substantial doubt about the ability of the Company to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans in regard to that matter also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Atlanta,	Georgia

September 27, 2019

F-2

GROUNDFLOOR REAL ESTATE 1, LLC

Balance Sheets

	December 31,
	2018	2017
Assets
Current assets:
Cash	$20,100	$389,400
Loans to developers, net	157,070	2,743,606
Interest receivable on loans to developers	9,903	148,218
Other real estate owned	23,569	-
Total current assets	210,642	3,281,224
Total assets	$210,642	$3,281,224
Liabilities and Member’s Equity
Current liabilities:
Accounts payable	$-	$-
Related party payable	-	-
Accrued interest on limited recourse obligations	9,903	148,218
Limited recourse obligations, net	200,739	3,133,006
Total current liabilities	210,642	3,281,224
Total liabilities	210,642	3,281,224

Member’s equity:
Member’s capital	100	100
Member’s contribution receivable	(100)	(100)
Retained earnings	-	-
Total member’s equity	-	-
Total liabilities and member’s equity	$210,642	$3,281,224

See accompanying notes to financial statements

F-3

GROUNDFLOOR REAL ESTATE 1, LLC

Statements of Operations

	Year Ended December 31,
	2018	2017
Loan servicing revenue	$5,200	$16,400
Net interest income:
Interest income	95,899	216,437
Interest expense	(95,899)	(216,437)
Net interest income	-	-
Net revenue	5,200	16,400
Cost of revenue	3,250	10,250
Gross profit	1,950	6,150
Operating expenses:
General and administrative	1,950	5,100
Total operating expenses	1,950	5,100
Income from operations	-	1,050
Net income	$-	$1,050

See accompanying notes to financial statements

F-4

GROUNDFLOOR REAL ESTATE 1, LLC

Statements of Member’s (Deficit) Equity

	Member’s Capital	Member’s Contribution Receivable	(Accumulated deficit) Retained Earnings	Total Member’s (Deficit) Equity
Member’s deficit as of December 31, 2016	$100	$(100)	$(1,050)	$(1,050)
Member contributions	-	-	-	-
Net income	-	-	1,050	1,050
Member’s equity as of December 31, 2017	100	(100)	-	-
Net income	-	-	-	-
Member’s equity as of December 31, 2018	$100	$(100)	$-	$-

See accompanying notes to financial statements

F-5

GROUNDFLOOR REAL ESTATE 1, LLC

Statements of Cash Flows

	Year Ended December 31,
	2018	2017
Cash flows from operating activities
Net income	$-	$1,050
Adjustments to reconcile net income to net cash provided by operating activities:
Changes in operating assets and liabilities:
Interest receivable on loans to developers	(95,899)	(148,218)
Accounts payable and related party payable	-	(1,050)
Accrued interest on limited recourse obligations	95,899	148,218
Net cash provided by operating activities	-	-
Cash flows from investing activities
Loan payments to developers	(299,644)	(4,930,941)
Repayments of loans from developers	3,057,065	2,187,335
Net cash provided by (used in) investing activities	2,757,421	(2,743,606)
Cash flows from financing activities
Proceeds from limited recourse obligations	-	5,034,456
Repayments of limited recourse obligations	(3,126,721)	(1,901,450)
Issuance of membership interest	-	-
Net cash (used in) provided by financing activities	(3,126,721)	3,133,006
Net (decrease) increase in cash	(369,300)	389,400
Cash as of beginning of the period	389,400	-
Cash as of end of the period	$20,100	$389,400
Supplemental disclosure of noncash investing and financing activities:
Loans to developers transferred to other real estate owned	$23,569	$-
Write-down of loans to developers and limited recourse obligations, net	35,054	-
Write-down of interest receivable on loans to developers and accrued interest on limited recourse obligations	4,706	-

See accompanying notes to financial statements

F-6

GROUNDFLOOR REAL ESTATE 1, LLC

Notes to Financial Statements

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

GROUNDFLOOR Real Estate 1, LLC (the “Company”), a Georgia limited liability company formed on December 16, 2016. The Company is a wholly-owned subsidiary of GROUNDFLOOR Finance Inc. (“GROUNDFLOOR”), a Georgia corporation.

Description of Business

GROUNDFLOOR has developed an online investment platform designed to crowdsource financing for real estate development projects, which GROUNDFLOOR utilizes to provide investment opportunities to investors. With this online investment platform, investors are able to choose between multiple real estate development investment opportunities, and developers of the projects are able to obtain financing. GROUNDFLOOR believes this method of financing real estate has many advantages including reduced project origination and financing costs, lower interest rates for real estate development financing, and attractive returns for investors. GROUNDFLOOR will identify which loans it seeks to originate, and will sell limited recourse obligations (“LROs”) which correspond to those loans. GROUNDFLOOR’s primary business is the sale of LROs and the Company’s primary purpose is the servicing of loans which correspond to those LROs.

Basis of Accounting and Liquidity

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business.

Operations since inception have consisted primarily of organizing the Company. The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern. The Company has not earned limited revenue since its inception. The ultimate success of the Company is dependent on management’s ability to develop and market its products and services at levels sufficient to generate operating revenues in excess of expenses. Management evaluated the condition of the Company and has determined that until such sales levels can be achieved, management will need to secure additional capital to continue to fund product development and sales and marketing.

Management intends to fund operations by capital obtained from GROUNDFLOOR. However, there are no assurances that the Company can be successful in obtaining the additional capital or such financing will be on terms favorable or acceptable to the Company or GROUNDFLOOR. These matters raise substantial doubt about the ability of the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of uncertainties described in the financial statements. In addition, the financial statements do not include any adjustments relating to the recoverability and classification of assets nor the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of Financial Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Financial Statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue primarily results from fees earned on the loans to the Developers (the “Loans”). Fees include “Loan servicing revenue” which are paid by the Developers.

F-7

GROUNDFLOOR REAL ESTATE 1, LLC

Notes to Financial Statements

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Loan Servicing Revenue

The loan servicing revenue is recognized by the Company, upon recovery, for costs incurred in servicing the Developer’s Loan, including managing payments to and from Developers and payments to Investors. The Company records loan servicing revenue as a component of revenue when collected.

Interest Income on Loans to Developers and Interest Expense on Limited Recourse Obligations

The Company recognizes “Interest income” on Loans and “Interest expense” on the corresponding LROs (if issued by GROUNDFLOOR Real Estate 1, LLC) using the accrual method based on the stated interest rate to the extent the Company believes it to be collectable. For the purposes of these Financial Statements, “Limited recourse obligations, net” refers to LROs. LROs are the Company’s currently registered securities.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents as of December 31, 2018 and 2017. From time to time, the Company could maintain cash deposits in excess of federally insured limits. The Company believes credit risk related to its cash and cash equivalents to be minimal.

Loans to Developers and Limited Recourse Obligations

“Loans to developers, net” and the corresponding “Limited recourse obligations, net”, used to fund the Loans are originally recorded at outstanding principal. The interest rate associated with a Loan is the same as the interest rate associated with the corresponding LROs.

The Company’s obligation to pay principal and interest on an LRO is equal to the pro rata portion of the total principal and interest payments collected from the corresponding Loan. The Company obtains a lien against the property being financed and attempts reasonable collection efforts upon the default of a Loan. The Company’s lien may be senior or junior to the Borrower’s other financing obligations. The Company is not responsible for repaying “Limited recourse obligations, net” associated with uncollectable “Loans to developers, net”. Amounts collected related to a Loan default are returned to the Investors based on their pro rata portion of the corresponding LROs, if applicable, less collection costs incurred by the Company.

The Loan and corresponding LROs are recorded on the Company’s Balance Sheets to “Loans to developers, net” and “Limited recourse obligations, net”, respectively, once the Loan has closed. Loans are considered closed after the promissory note for that Loan has been signed and the security interest has been perfected.

F-8

GROUNDFLOOR REAL ESTATE 1, LLC

Notes to Financial Statements

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Nonaccrual and Past Due Loans

“Interest income” is accrued on the outstanding principal balance. The accrual of interest on “Loans to developers, net” and corresponding “Limited recourse obligations, net” is discontinued when, in management’s opinion, the borrower may be unable to make payments as they become due, unless the Loan is well secured and in the process of collection. “Interest income” and “Interest expense” on the “Loans to developers, net” and the corresponding “Limited recourse obligations, net” are discontinued and placed on nonaccrual status at the time the Loan is 90 days delinquent unless the Loan is well secured and in process of collection. The “Loans to developers, net” and corresponding “Limited recourse obligations, net” are charged off to the extent principal or interest is deemed uncollectible. Non-accrual Loans and Loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans. All interest accrued, but not collected for “Loans to developers, net” and “Limited recourse obligations, net” that are placed on nonaccrual or charged off, is reversed against “Interest income” and the corresponding LROs recorded “Interest expense”.

Interest income collected on nonaccrual Loans is applied against principal until the Loans are returned to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Impaired Loans

Loans are considered impaired when, based on current information and events, it is probable the Company will be unable to collect all amounts due in accordance with the original contractual terms of the loan agreements. Impaired loans include Loans on nonaccrual status. When determining if the Company will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement, the Company considers the borrower’s capacity to pay, which includes such factors as the borrower’s current financial position, an analysis of global cash flow sufficient to pay all debt obligations and an evaluation of secondary sources of repayment, such as collateral value and guarantor support. The Company individually assesses for impairment all nonaccrual Loans and all Loans in fundamental default. If a Loan is deemed impaired, a specific valuation allowance is allocated, if necessary, so that the Loan is reported net, at the present value of estimated future cash flows using the Loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Interest payments on impaired loans are typically applied to principal unless collectability of the principal amount is reasonably assured, in which case interest is recognized on a cash basis.

Allowance for Uncollectable Loans and Undeliverable Limited Recourse Obligations

Payments to holders of LROs, as applicable, depend on the payments received on the corresponding Loans; a reduction or increase of the expected future payments on Loans will decrease or increase the reserve for the associated LROs. The Company recognizes a reserve for uncollectable Loans and corresponding reserve for undeliverable LROs in an amount equal to the estimated probable losses net of recoveries. The allowance is based on management’s estimates and analysis of historical bad debt experience, existing economic conditions, current loan aging schedules, and expected future write-offs, as well as an assessment of specific, identifiable Developer accounts considered at risk or uncollectible. Expected losses and actual charge-offs on Loans are offset to the extent that the Loans are financed by LROs, as applicable, that effectively absorb the related Loan losses.

“Loans to developers, net” are presented net of a reserve for doubtful accounts of $0 and $0 as of December 31, 2018 and 2017, respectively. “Limited recourse obligations, net” are presented net of a reserve for doubtful accounts of $35,054 and $0 as of December 31, 2018 and 2017, respectively.

F-9

GROUNDFLOOR REAL ESTATE 1, LLC

Notes to Financial Statements

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (concluded)

Other Real Estate Owned

Foreclosed assets acquired through or in lieu of loan foreclosure are held for sale and are initially recorded at fair value less estimated cost to sell. Any write-down to fair value at the time of transfer to foreclosed assets is charged to the allowance for loan losses. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Costs of improvements are capitalized up to the fair value of the property, whereas costs relating to holding foreclosed assets and subsequent adjustments to the value are charged to operations.

Income Taxes

As a limited liability company, the Company is not a taxpaying entity for federal income tax purposes. Accordingly, its taxable income or losses are allocated to its member based on the provisions of the operating agreement and are included in the members’ income tax returns. The financial statements, therefore, do not include a provision for income taxes. Similar provisions apply for state income tax purposes.

Management has assessed the effect of the guidance provided by U.S. GAAP on accounting for uncertainty in income taxes. Management has evaluated all tax positions that could have a significant effect on the financial statements and determined the Company had no uncertain income tax positions at December 31, 2018 and 2017.

NOTE 2: RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which will be effective January 1, 2019, for the Company. The Company had the option to early adopt the ASU as of January 1, 2017. The guidance clarifies that revenue from contracts with customers should be recognized in a manner that depicts both the likelihood of payment and the timing of the related transfer of goods or performance of services. In March 2016, the FASB issued an amendment ASU 2016-12, Revenue from Contracts with Customers: Principal versus Agent Considerations (Reporting Revenue Gross versus Net) to the new revenue recognition guidance clarifying how to determine if an entity is a principal or agent in a transaction. In April 2016 ASU 2016-10, Revenue from Contracts with Customers: Identifying Performance Obligations and Licensing and May 2016 ASU 2016-12, Revenue from Contracts with Customers: Scope Improvements and Practical Expedients, the FASB further amended the guidance to include performance obligation identification, licensing implementation, collectability assessment and other presentation and transition clarifications. The effective date and transition requirements for the amendments is the same as for ASU 2014-09. The Company is currently evaluating the impact of this accounting standard update on its Financial Statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 significantly changes how entities will measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. The standard will replace the current incurred loss approach with an expected loss model, referred to as the current expected credit loss (“CECL”) model. The new standard will apply to financial assets subject to credit losses and measured at amortized cost and certain off-balance-sheet credit exposures, which include, but are not limited to, loans, leases, held-to-maturity securities, loan commitments and financial guarantees. ASU 2016-13 simplifies the accounting for purchased credit-impaired debt securities and loans and expands the disclosure requirements regarding an entity’s assumptions, models, and methods for estimating the allowance for loan and lease losses. In addition, entities will need to disclose the amortized cost balance for each class of financial asset by credit quality indicator, disaggregated by the year of origination. ASU 2016-13 is effective for interim and annual reporting periods beginning after December 15, 2020. Early adoption is permitted for interim and annual reporting periods beginning after December 15, 2018. Upon adoption, ASU 2016-13 provides for a modified retrospective transition by means of a cumulative-effect adjustment to equity as of the beginning of the period in which the guidance is effective. The Company is currently evaluating the impact this standard will have on the Company’s Financial Statements.

F-10

GROUNDFLOOR REAL ESTATE 1, LLC

Notes to Financial Statements

NOTE 3: LOANS TO DEVELOPERS, NET

The Company purchases notes that provide financing to borrowers for real estate-related loans. Real estate loans include loans for unoccupied single family or multifamily renovations costing between $20,000 and $2,000,000 over six months to a year.

The Company uses three performance states to better monitor the credit quality of outstanding loans. Outstanding loans are characterized as follows:

Current - This status indicates that no events of default have occurred, all payment obligations have been met or none are yet triggered.

Workout - This status indicates there has been one or more payment defaults on the Loan and the Company has negotiated a modification of the original terms that does not amount to a fundamental default.

Fundamental Default - This status indicates a Loan has defaulted and there is a chance the Company will not be able to collect 100% of the principal amount of the Loan by the extended payment date of the corresponding LROs. The Company has commenced a formal foreclosure process to secure the real estate property.

GROUNDFLOOR uses a proprietary grading algorithm to assign one of seven letter grades, from A to G, to each Project. The letter grade generally reflects the overall risk of the Loan, with A indicating less risk and G indicating higher risk. The following table presents the carrying amount of “Loans to developers, net” by letter grade and performance state as of December 31, 2018 and 2017, respectively:

Fundamental
	Current	Workout	Default	Total
Loan grades:
A	$-	$-	$-	$-
B	-	-	-	-
C	-	-	157,070	157,070
D	-	-	-	-
E	-	-	-	-
F	-	-	-	-
G	-	-	-	-
Carrying amount as of December 31, 2018	$-	$-	$157,070	$157,070

			Fundamental
	Current	Workout	Default	Total
Loan grades:
A	$57,335	$-	$-	$57,335
B	1,957,175	-	-	1,957,175
C	729,096	-	-	729,096
D	-	-	-	-
E	-	-	-	-
F	-	-	-	-
G	-	-	-	-
Carrying amount as of December 31, 2017	$2,743,606	$-	$-	$2,743,606

F-11

GROUNDFLOOR REAL ESTATE 1, LLC

Notes to Financial Statements

NOTE 3: LOANS TO DEVELOPERS, NET (continued)

Nonaccrual and Past Due Loans

A Loan is placed on nonaccrual status when, in management’s judgment, the collection of the interest income appears doubtful. “Interest receivable on loans to developers” that has been accrued and is subsequently determined to have doubtful collectability is charged to “Interest income” and the corresponding “Accrued interest on limited recourse obligations” that has been accrued and is subsequently determined to have doubtful collectability is charged to “Interest expense”. Interest income on Loans that are classified as nonaccrual is subsequently applied to principal until the Loans are returned to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured. Past due Loans are loans whose principal or interest is past due 30 days or more. As of December 31, 2018, the Company placed Loans of $157,070 recorded to “Loans to developers, net” on nonaccrual status.

The following table presents an analysis of past due Loans as of December 31, 2018 and 2017:

	Carrying	Allowance for
	Amount	Loan Losses	Total
Aging schedule:
Current	$-	$-	$-
Less than 90 days past due	-	-	-
More than 90 days past due	157,070	-	157,070
Total as of December 31, 2018	$157,070	$-	$157,070

	Carrying	Allowance for
	Amount	Loan Losses	Total
Aging schedule:
Current	$2,743,606	$-	$2,743,606
Less than 90 days past due	-	-	-
More than 90 days past due	-	-	-
Total as of December 31, 2017	$2,743,606	$-	$2,743,606

Impaired Loans

The following is a summary of information pertaining to impaired loans as of December 31, 2018:

Balance
Nonaccrual loans	$157,070
Fundamental default not included above	-
Total impaired loans	$157,070

Interest income recognized on impaired loans	$9,903

The following table presents an analysis of information pertaining to impaired loans as of December 31, 2018:

Balance
Principal loan balance	$157,070

Recorded investment with no allowance	157,070
Recorded investment with allowance	-
Total recorded investment	$157,070

Related allowance	-
Average recorded investment	$157,070

F-12

GROUNDFLOOR REAL ESTATE 1, LLC

Notes to Financial Statements

NOTE 3: LOANS TO DEVELOPERS, NET (continued)

The following is a summary of information pertaining to impaired loans as of December 31, 2017:

Balance
Nonaccrual loans	$-
Fundamental default not included above	-
Total impaired loans	$-

Interest income recognized on impaired loans	$-

The following table presents an analysis of information pertaining to impaired loans as of December 31, 2017:

Balance
Principal loan balance	$-

Recorded investment with no allowance	-
Recorded investment with allowance	-
Total recorded investment	$-

Related allowance	-
Average recorded investment	$-

F-13

GROUNDFLOOR REAL ESTATE 1, LLC

Notes to Financial Statements

NOTE 3: LOANS TO DEVELOPERS, NET (continued)

Credit Quality Monitoring

The following table presents “Loans to developers, net” by performance state as of December 31, 2018 and 2017:

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, Net
Performance states:
Current	$-	$-	$-
Workout	-	-	-
Fundamental default	157,070	-	157,070
Total as of December 31, 2018	$157,070	$-	$157,070

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, Net
Performance states:
Current	$2,743,606	$-	$2,743,606
Workout	-	-	-
Fundamental default	-	-	-
Total as of December 31, 2017	$2,743,606	$-	$2,743,606

F-14

GROUNDFLOOR REAL ESTATE 1, LLC

Notes to Financial Statements

NOTE 3: LOANS TO DEVELOPERS, NET (concluded)

Allowance for Loan Losses

The following table details activity in the allowance for loan losses for the years ended December 31, 2018 and 2017:

Balance
Balance, December 31, 2017	$-
Allowance for loan loss	-
Loans charged off	-
Outstanding as of December 31, 2018	$-
Period-end amount allocated to:
Loans individually evaluated for impairment	$-
Loans collectively evaluated for impairment	-
Balance, December 31, 2018	$-
Loans:
Individually evaluated for impairment	$157,070
Collectively evaluated for impairment	-
Balance, December 31, 2018	$157,070

Balance
Balance, December 31, 2016	$-
Allowance for loan loss	-
Loans charged off	-
Outstanding as of December 31, 2017	$-
Period-end amount allocated to:
Loans individually evaluated for impairment	$-
Loans collectively evaluated for impairment	-
Balance, December 31, 2017	$-
Loans:
Individually evaluated for impairment	$-
Collectively evaluated for impairment	-
Balance, December 31, 2017	$-

F-15

GROUNDFLOOR REAL ESTATE 1, LLC

Notes to Financial Statements

NOTE 4: OTHER REAL ESTATE OWNED

“Other real estate owned” in the Company’s Balance Sheet was $23,569 and $0 at December 31, 2018 and 2017, respectively. During the year ended December 31, 2018 the Company transferred $58,623 from “Loans to developers, net” to “Other real estate owned”. Other real estate owned met the held for sale criteria and have been recorded at the lower of carrying amount or fair value less cost to sell. There was no impact to the Company’s Statements of Operation from this transfer. The Company recorded a decrease of $35,054 to “Loans to developers, net” and an offsetting decrease to “Limited recourse obligations, net”.

NOTE 5: RELATED PARTY ARRANGEMENTS

GROUNDFLOOR Finance Inc.

GROUNDFLOOR will receive fees and compensation in connection with the Company’s Offering, and the servicing and sale of the Company’s LROs.

The Company will also reimburse GROUNDFLOOR for actual expenses incurred on behalf of the Company in connection with the servicing of a Loan, to the extent not reimbursed by the borrower. The Company will reimburse GROUNDFLOOR for out-of-pocket expenses paid to third parties in connection with providing services to the Company. This does not include GROUNDFLOOR’s overhead, employee costs borne by GROUNDFLOOR, utilities or technology costs. For the year ended December 31, 2018 and 2017, GROUNDFLOOR incurred $5,100 and $1,950 of costs on the Company’s behalf, respectively. No such costs were due and payable to GROUNDFLOOR as of December 31, 2018 and 2017, respectively.

GROUNDFLOOR GA Holdings LLC

GROUNDFLOOR GA Holdings LLC may close and fund a Loan prior to it being acquired by the Company. The ability to warehouse Loans allows us the flexibility to deploy the offering proceeds as funds are raised. The Company then will acquire such LROs at a price equal to the fair market value of the Loan (including reimbursements for servicing fees and accrued interest, if any), so there is no mark-up (or mark-down) at the time of purchase.

NOTE 6: SUBSEQUENT EVENTS

Subsequent events were evaluated through September 27, 2019, the date the Financial Statements were available to be issued. On August 2, 2019, the Company recovered $23,569 in sale proceeds on real estate owned.

F-16

GROUNDFLOOR FINANCE INC.

AND SUBSIDIARIES

Condensed Consolidated Financial Statements

June 30, 2019 and 2018

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	Unaudited	Audited
	June 30,	December 31,
	2019	2018
Assets
Current assets:
Cash	$2,047,549	$1,069,392
Loans to developers, net	54,201,956	38,761,717
Interest receivable on loans to developers	2,752,228	1,821,073
Other current assets	85,604	484,391
Total current assets	59,087,337	42,136,573
Property, equipment, software, website, and intangible assets, net	847,081	813,104
Other assets	42,604	63,906
Total assets	$59,977,022	$43,013,583
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$1,714,598	$2,493,158
Accrued interest on limited recourse obligations	2,064,367	1,372,474
Limited recourse obligations, net	44,126,772	31,719,205
Revolving credit facility	5,281,294	5,493,605
Convertible notes	645,000	1,800,000
Short-term notes payable	6,086,814	2,925,082
Total current liabilities	59,918,845	45,803,524
Other liabilities	139,693	60,765
Total liabilities	60,058,538	45,864,289

Stockholders’ deficit:
Common stock, no par, 5,000,000 shares authorized, 2,091,153 and 1,732,585 issued and outstanding	10,830,464	6,125,264
Series A convertible preferred stock, no par, 747,385 shares designated, 747,373 shares issued and outstanding (liquidation preference of $4,999,925)	4,962,435	4,962,435
Series seed convertible preferred stock, no par, 568,796 shares designated, issued and outstanding (liquidation preference of $2,960,583)	2,609,091	2,609,091
Additional paid-in capital	1,259,821	1,083,572
Accumulated deficit	(19,742,767)	(17,630,508)
Stock subscription receivable	(560)	(560)
Total stockholders’ deficit	(81,516)	(2,850,706)
Total liabilities and stockholders’ deficit	$59,977,022	$43,013,583

See accompanying notes to condensed consolidated financial statements

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

	Unaudited
	Six Months Ended June 30,
	2019	2018
Non-interest revenue:
Origination fees	$1,216,642	$415,741
Loan servicing revenue	752,162	416,892
Total non-interest revenue	1,968,804	832,633
Net interest income:
Interest income	2,854,020	1,229,386
Interest expense	(2,245,280)	(1,008,149)
Net interest income	608,740	221,237
Net revenue	2,577,544	1,053,870
Cost of revenue	(328,706)	(158,378)
Gross profit	2,248,838	895,492
Operating expenses:
General and administrative	940,396	971,678
Sales and customer support	1,264,973	1,012,967
Development	356,836	259,812
Regulatory	189,068	168,154
Marketing and promotions	591,799	916,830
Total operating expenses	3,343,072	3,329,441
Loss from operations	(1,094,234)	(2,433,949)
Interest expense	1,018,025	411,413
Net loss	$(2,112,259)	$(2,845,362)

See accompanying notes to condensed consolidated financial statements

F-2

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Stockholder’s Deficit

	Series A		Series Seed
	Convertible		Convertible				Additional		Stock	Total
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated	Subscription	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Receivable	Deficit
Stockholders’ deficit as of December 31, 2017 (audited)	747,373	$4,962,435	568,796	$2,609,091	1,136,406	$56,834	$677,929	$(11,529,853)	$(560)	$(3,224,124)
Shares issued in the 2018 Common Stock Offering, net of offering costs	-	-	-	-	468,764	4,562,634	-	-	-	4,562,634
Shares issued in a private placement	-	-	-	-	125,000	1,500,000	-	-	-	1,500,000
Exercise of stock options	-	-	-	-	2,415	5,796	-	-	-	5,796
Share-based compensation expense and warrants	-	-	-	-	-	-	405,643	-	-	405,643
Net loss	-	-	-	-	-	-	-	(6,100,655)	-	(6,100,655)
Stockholders’ deficit as of December 31, 2018 (audited)	747,373	$4,962,435	568,796	$2,609,091	1,732,585	$6,125,264	$1,083,572	$(17,630,508)	$(560)	$(2,850,706)
Shares issued in the 2019 Common Stock Offering, net of offering costs	-	-	-	-	213,345	3,412,567	-	-	-	4,701,460
Shares issued in the 2018 Common Stock Offering, net of offering costs	-	-	-	-	143,223	1,288,893	-	-	-	4,562,634
Exercise of stock options	-	-	-	-	2,000	3,740	-	-	-	3,740
Share-based compensation expense and warrants	-	-	-	-	-	-	176,249	-	-	176,249
Net loss	-	-	-	-	-	-	-	(2,112,259)	-	(2,112,259)
Stockholders’ deficit as of June 30, 2019 (unaudited)	747,373	$4,962,435	568,796	$2,609,091	2,091,153	$10,830,464	$1,259,821	$(19,742,767)	$(560)	$(81,516)

See accompanying notes to condensed consolidated financial statements

F-3

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

	Unaudited
	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities
Net loss	$(2,112,259)	$(2,845,362)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	254,269	154,311
Share-based compensation	74,634	152,400
Noncash interest expense	97,587	8,518
Loss (gain) on sale of real estate owned	-	20,585
Origination of loans held for sale	(6,478,955)	-
Proceeds from sales of loans held for sale	6,478,955	-
Conversion of beneficial interests	198,723	181,347
Changes in operating assets and liabilities:
Other current assets	36,634	(58,939)
Interest receivable on loans to developers	(2,769,347)	(1,047,570)
Accounts payable and accrued expenses	(565,740)	(246,155)
Accrued interest on limited recourse obligations	2,192,469	1,029,773
Net cash used in operating activities	(2,593,030)	(2,651,092)
Cash flows from investing activities
Loan payments to developers	(33,864,787)	(15,704,100)
Repayments of loans from developers	20,236,326	11,535,848
Proceeds from sale of properties held for sale	301,067	1,057,621
Purchases of computer equipment and furniture and fixtures	(11,757)	(76,952)
Payments of software and website development costs	(276,489)	(228,622)
Net cash used in investing activities	(13,615,640)	(3,416,205)
Cash flows from financing activities
Proceeds from limited recourse obligations	33,802,754	15,313,410
Repayments of limited recourse obligations	(22,786,960)	(13,253,673)
Payment of deferred financing costs	(10,000)	-
Borrowings from the revolving credit facility	24,309,980	11,858,765
Repayments on the revolving credit facility	(24,522,291)	(10,684,404)
Proceeds from GROUNDFLOOR Notes	9,686,010	-
Repayments from GROUNDFLOOR Notes	(6,410,250)	-
Proceeds from issuance of shares in the 2019 Common Stock Offering, less offering costs	3,213,844	-
Proceeds from issuance of shares in the 2018 Common Stock Offering, less offering costs	-	3,571,573
Exercise of stock options	3,740	2,998
Repayments of shareholder loan	(100,000)	-
Net cash provided by financing activities	17,186,827	6,808,669
Net increase (decrease) in cash	978,157	741,372
Cash as of beginning of the period	1,069,392	1,354,170
Cash as of end of the period	$2,047,549	$2,095,542
Supplemental cash flow disclosures:
Cash paid for interest	$659,602	$319,865

F-4

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

	Unaudited
	Six Months Ended June 30,
	2019	2018
Supplemental disclosure of noncash investing and financing activities:
Conversion of convertible notes payable and accrued interest converted into common stock	1,288,893	-
Issued warrants in connection with the note payable	101,615	54,500

See accompanying notes to condensed consolidated financial statements

F-5

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

The terms “we,” “our,” or the “Company” refer to Groundfloor Finance Inc. and its subsidiaries. The Company was originally organized as a North Carolina limited liability company under the name of Fomentum Labs LLC on January 28, 2013. Fomentum Labs LLC changed their name to Groundfloor LLC on April 26, 2013, and converted into a North Carolina corporation on July 26, 2013. In connection with this conversion, all equity interests in Groundfloor LLC were converted into shares of GROUNDFLOOR Inc.’s common stock. In August 2014, GROUNDFLOOR Inc. converted into a Georgia corporation and changed their name to Groundfloor Finance Inc. The accounting effects of these conversions are reflected retrospectively in the Condensed Consolidated Financial Statements. Groundfloor Holdings GA, LLC is the holder of the Revolver, as defined in Note 7. Groundfloor Properties GA LLC was created for the purpose of financing real estate in Georgia. Groundfloor Real Estate 1 LLC was created for the purpose of financing real estate in nine states. Groundfloor Real Estate, LLC is currently inactive and management does not have plans to use this entity in the near future.

The Company has developed an online investment platform designed to crowdsource financing for real estate development projects (the “Projects”). With this online investment platform (the “Platform”), public investors (the “Investors”) are able to choose between multiple Projects, and real estate developers (the “Developers”) of the Projects are able to obtain financing. GROUNDFLOOR’s financing model replaces traditional sources of financing for Projects with the aggregation of capital from Investors using the internet.

GROUNDFLOOR formed Groundfloor Properties GA LLC (“Groundfloor GA”) in August 2013 for the purpose of issuing nonrecourse promissory notes (“Georgia Notes”) corresponding to commercial real estate loans entered into by Groundfloor GA to residents of Georgia. Groundfloor GA began offering these investment opportunities to residents of Georgia through the Platform in November 2013.

Following the qualification of the Company’s first offering statement on Form 1-A on August 31, 2015, the Company began a multistate offering of limited recourse obligations (“LROs”) to Investors corresponding to commercial loans for real estate development projects financed by the Company. The Company does not intend to issue any additional Georgia Notes.

The Company believes this method of real estate financing has many advantages including reduced Project origination costs, lower interest rates for Developers, and attractive returns for Investors.

Basis of Presentation and Liquidity

The Company’s Condensed Consolidated Financial Statements include Groundfloor Finance Inc. and its wholly owned subsidiaries, Groundfloor Properties GA LLC; Groundfloor Real Estate, LLC; Groundfloor Holdings GA, LLC; Groundfloor Real Estate 1 LLC; and Groundfloor Real Estate 2, LLC (collectively the “Company” or “GROUNDFLOOR”). Intercompany transactions and balances have been eliminated upon consolidation.

The Company’s Condensed Consolidated Financial Statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business.

Operations since inception have consisted primarily of organizing the Company, developing the technology, and securing financing. The accompanying Condensed Consolidated Financial Statements have been prepared on a basis which assumes that the Company will continue as a going concern. The Company has incurred losses and cash outflows from operations since its inception. The ultimate success of the Company is dependent on management’s ability to develop and market its products and services at levels sufficient to generate operating revenues in excess of expenses.

F-6

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (concluded)

Management evaluated the condition of the Company and has determined that until such sales levels can be achieved, management will need to secure additional capital to continue growing working capital and fund product development and operations.

Management intends to raise additional debt or equity financing to grow working capital and fund operations. Management believes the Company will obtain additional funding from current and new Investors in order to sustain operations. However, there are no assurances that the Company can be successful in obtaining the additional capital or that such financing will be on terms favorable or acceptable to the Company.

As of issuance date, the Company closed on approximately $3,000,000 in equity financing, see Note 13, “Subsequent Events.”

There is substantial doubt that the Company will continue as a going concern for at least 12 months following the date these Condensed Consolidated Financial Statements are issued, without additional financing based on the Company’s limited operating history and recurring operating losses.

The Condensed Consolidated Financial Statements do not include any adjustments that might result from the outcome of the uncertainties described in the Condensed Consolidated Financial Statements. In addition, the Condensed Consolidated Financial Statements do not include any adjustments relating to the recoverability and classification of assets nor the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of Condensed Consolidated Financial Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Condensed Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Whole Loan Sales

Under loan sale agreements, the Company sells all of its rights, title, and interest in certain loans. At the time of such sales, the Company simultaneously enters into loan servicing agreements under which it acquires the right to service the loans. The Company calculates a gain or loss on the whole loan sale, based on the net proceeds from the whole loan sale, minus the net investment in the loans being sold. All origination fees incurred in the origination process are recognized directly to Condensed Consolidated Statements of Operations and recorded to “Origination fees”.

Share-Based Compensation

The Company accounts for share-based compensation using the fair value method of accounting which requires all such compensation to employees and nonemployees, including the grant of employee stock options or warrants, to be recognized in the Consolidated Statements of Operations based on its fair value at the measurement date. The expense associated with share-based compensation is recognized on a straight-line basis over the service period of each award.

F-7

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (concluded)

Income Taxes

Deferred tax assets and liabilities are determined based on the temporary differences between the Consolidated Financial Statements carrying amounts and the tax basis of assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse. In estimating future tax consequences, all expected future events are considered other than enactment of changes in the tax law or rates.

The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the Consolidated Financial Statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.

The determination of recording or releasing income tax valuation allowance is made, in part, pursuant to an assessment performed by management regarding the likelihood that the Company will generate future taxable income against which benefits of its deferred tax assets may or may not be realized. This assessment requires management to exercise significant judgment and make estimates with respect to its ability to generate taxable income in future periods.

Recent Accounting Pronouncements

The Company has evaluated the recent pronouncements issued since filing its annual audited Consolidated Financial Statements for the year-ended December 31, 2018 and believes that none of them will have a material effect on the Company’s Condensed Consolidated Financial Statements.

NOTE 2: LOANS TO DEVELOPERS, NET

The Company provides financing to borrowers for real estate-related loans. Real estate loans include loans for unoccupied single family or multifamily renovations costing between $20,000 and $2,000,000 over six months to a year.

The following table presents the carrying amount of “Loans to developers, net” by letter grade and performance state as of June 30, 2019 and December 31, 2018, respectively:

	Current	Workout	Fundamental Default	Total
Loan grades:
A	$4,229,547	$-	$-	$4,229,547
B	13,939,374	176,980	-	14,116,354
C	24,308,688	2,322,585	517,791	27,149,064
D	7,551,527	746,100	228,000	8,525,627
E	681,364	-	-	681,364
F	-	-	-	-
G	-	-	-	-
Carrying amount as of June 30, 2019	$50,710,500	$3,245,665	$745,791	$54,701,956

F-8

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 2: LOANS TO DEVELOPERS, NET (continued)

	Current	Workout	Fundamental Default	Total
Loan grades:
A	$3,267,744	$293,473	$-	$3,561,217
B	7,073,701	668,100	141,150	7,882,951
C	17,009,297	2,465,820	517,791	19,992,908
D	7,140,347	263,555	228,000	7,631,902
E	192,739	-	-	192,739
F	-	-	-	-
G	-	-	-	-
Carrying amount as of December 31, 2018	$34,683,828	$3,690,948	$886,941	$39,261,717

Nonaccrual and Past Due Loans

A Loan is placed on nonaccrual status when, in management’s judgment, the collection of the interest income appears doubtful. “Interest receivable on loans to developers” that has been accrued and is subsequently determined to have doubtful collectability is charged to “Interest income” and the corresponding “Accrued interest on limited recourse obligations” that has been accrued and is subsequently determined to have doubtful collectability is charged to “Interest expense”. Interest income on Loans that are classified as nonaccrual is subsequently applied to principal until the Loans are returned to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured. Past due Loans are loans whose principal or interest is past due 30 days or more. As of June 30, 2019, the Company placed Loans of $4,050,000 recorded to “Loans to developers, net” on nonaccrual status.

The following table presents an analysis of past due Loans as of June 30, 2019 and December 31, 2018:

	Carrying Amount	Allowance for Loan Losses	Total
Aging schedule:
Current	$50,710,500	$40,000	$50,670,500
Less than 90 days past due	1,959,951	50,000	1,909,951
More than 90 days past due	2,031,505	410,000	1,621,505
Total as of June 30, 2019	$54,701,956	$500,000	$54,201,956

	Carrying Amount	Allowance for Loan Losses	Total
Aging schedule:
Current	$35,112,798	$40,000	$35,072,798
Less than 90 days past due	2,404,830	50,000	2,354,830
More than 90 days past due	1,744,089	410,000	1,334,089
Total as of December 31, 2018	$39,261,717	$500,000	$38,761,717

F-9

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 2: LOANS TO DEVELOPERS, NET (continued)

Impaired Loans

The following is a summary of information pertaining to impaired loans as of June 30, 2019:

Balance
Nonaccrual loans	$3,315,210
Fundamental default not included above	745,790
Total impaired loans	4,050,000

Interest income recognized on impaired loans	$479,000

The following table presents an analysis of information pertaining to impaired loans as of June 30, 2019:

Balance
Principal loan balance	$4,205,040

Recorded investment with no allowance	3,300,000
Recorded investment with allowance	750,000
Total recorded investment	$4,050,000

Related allowance	500,000
Average recorded investment	$180,000

The following is a summary of information pertaining to impaired loans as of December 31, 2018:

Balance
Nonaccrual loans	$2,146,000
Fundamental default not included above	887,000
Total impaired loans	3,033,000

Interest income recognized on impaired loans	$400,000

The following table presents an analysis of information pertaining to impaired loans as of December 31, 2018:

Balance
Principal loan balance	$3,495,120

Recorded investment with no allowance	2,146,000
Recorded investment with allowance	887,000
Total recorded investment	$3,033,000

Related allowance	500,000
Average recorded investment	$230,000

F-10

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 2: LOANS TO DEVELOPERS, NET (continued)

Credit Quality Monitoring

The Company uses three performance states to better monitor the credit quality of outstanding loans. Outstanding loans are characterized as follows:

Current - This status indicates that no events of default have occurred, all payment obligations have been met or none are yet triggered.

Workout - This status indicates there has been one or more payment defaults on the Loan and the Company has negotiated a modification of the original terms that does not amount to a fundamental default.

Fundamental Default - This status indicates a Loan has defaulted and there is a chance the Company will not be able to collect 100% of the principal amount of the Loan by the extended payment date of the corresponding Georgia Notes or LROs. The Company has commenced a formal foreclosure process to secure the real estate property.

The following table presents “Loans to developers, net” by performance state as of June 30, 2019 and December 31, 2018:

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, Net
Performance states:
Current	$50,710,500	$-	$50,710,500
Workout	3,245,665	100,000	3,145,665
Fundamental default	745,791	400,000	345,791
Total as of June 30, 2019	$54,701,956	$500,000	$54,201,956

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, Net
Performance states:
Current	$34,683,828	$-	$34,683,828
Workout	3,690,948	100,000	3,590,948
Fundamental default	886,941	400,000	486,941
Total as of December 31, 2018	$39,261,717	$500,000	$38,761,717

F-11

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 2: LOANS TO DEVELOPERS, NET (concluded)

Allowance for Loan Losses

The following table details activity in the allowance for loan losses for the years ended June 30, 2019 and December 31, 2018:

Balance
Balance, December 31, 2018	$500,000
Allowance for loan loss	100,000
Loans charged off	(100,000)
Outstanding as of June 30, 2019	$500,000
Period-end amount allocated to:
Loans individually evaluated for impairment	$400,000
Loans collectively evaluated for impairment	100,000
Balance, June 30, 2019	$500,000
Loans:
Individually evaluated for impairment	$750,000
Collectively evaluated for impairment	3,300,000
Balance, June 30, 2019	$4,050,000

Balance
Balance, December 31, 2017	$640,000
Allowance for loan loss	240,000
Loans charged off	(380,000)
Outstanding as of December 31, 2018	$500,000
Period-end amount allocated to:
Loans individually evaluated for impairment	$400,000
Loans collectively evaluated for impairment	100,000
Balance, December 31, 2018	$500,000
Loans:
Individually evaluated for impairment	$887,000
Collectively evaluated for impairment	2,146,000
Balance, December 31, 2018	$3,033,000

F-12

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 3: OTHER CURRENT ASSETS

“Other current assets” at June 30, 2019 and December 31, 2018, consists of the following:

	June 30,	December 31,
	2019	2018
Other real estate owned	$34,924	$418,379
Unbilled servicing revenue	25,127	25,127
Prepaid expenses	21,300	21,300
Other	4,253	19,585
Other current assets	$85,604	$484,391

NOTE 4: PROPERTY, EQUIPMENT, SOFTWARE, WEBSITE AND INTANGIBLE ASSETS, NET

“Property, equipment, software, website development costs, and intangible assets, net” at June 30, 2019 and December 31, 2018, consists of the following:

	June 30,	December 31,
	2019	2018
Software and website development costs	$1,581,482	$1,304,993
Less: accumulated amortization	(946,701)	(725,255)
Software and website development costs, net	$634,781	$579,738

	June 30,	December 31,
	2019	2018
Computer equipment	$99,516	$96,165
Leasehold improvements	12,529	12,530
Furniture and fixtures	142,955	134,548
Office equipment	45,548	45,548
Property and equipment	300,548	288,791
Less: accumulated depreciation and amortization	(111,748)	(79,925)
Property and equipment, net	$188,800	$208,866

	June 30,	December 31,
	2019	2018
Domain names	$30,000	$30,000
Less: accumulated amortization	(6,500)	(5,500)
Intangible assets, net	$23,500	$24,500

Depreciation and amortization expense on “Property, equipment, intangible assets, software, and website development costs, net” for the six months ended June 30, 2019 and 2018 was $254,269 and $154,311, respectively.

F-13

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 5: ACCOUNTS PAYABLE AND ACCRUED EXPENSES

“Accounts payable and accrued expenses” at June 30, 2019 and December 31, 2018, consists of the following:

	June 30,	December 31,
	2019	2018
Trade accounts payable	$465,437	$762,148
Deferred revenue	1,069,950	867,950
Accrued interest expense	149,374	360,325
Accrued employee compensation	29,837	80,243
Accrued contractor compensation	-	-
Other	-	422,492
Accounts payable and accrued expenses	$1,714,598	$2,493,158

F-14

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 6: REVOLVING CREDIT FACILITY

On November 1, 2016, the Company’s wholly owned subsidiary, Groundfloor Holdings GA, LLC, as borrower, entered into a revolving credit facility (the “Revolver”) with Revolver Capital, LLC. The credit agreement provided for revolving loans up to a maximum aggregate principal amount of $1,500,000. The Revolver will be used for bridge funding of underlying loans pending approval from the United States Securities and Exchange Commission (“SEC”).

On November 11, 2016, the Company entered into a First Amendment to the Credit Agreement (the “First Amendment”) which amended the existing Revolver dated November 1, 2016, among Groundfloor Holdings GA, LLC, as borrower, and Revolver Capital, LLC, as lender. Collateral security for the Revolver includes all property of the underlying loan, upon which a lien is created in favor of the lender. The First Amendment amended the Revolver to increase the Revolving Credit Commitments thereunder from $1,500,000 to $2,500,000. The other terms of the credit facility remain unchanged.

On December 21, 2016, the Company entered into a Second Amendment to the Credit Agreement (the “Second Amendment”) which amended the existing Revolver dated November 1, 2016, among Groundfloor Holdings GA, LLC, as borrower, and Revolver Capital, LLC, as lender. The Second Amendment amended the Revolver to increase the Revolving Credit Commitments thereunder from $2,500,000 to $3,500,000. The other terms of the credit facility remain unchanged.

On April 7, 2017, the Company entered into a Third Amendment to the Credit Agreement (the “Third Amendment”) which amended the existing credit agreement dated November 1, 2016, among Groundfloor Holdings GA, LLC, as borrower, and Revolver Capital, LLC, as lender. The Third Amendment amended the credit agreement to increase the Revolving Credit Commitments thereunder from $3,500,000 to $4,500,000. In connection with the Third Amendment the Company paid a $10,000 commitment fee, which is capitalized and amortized over a twelve-month period. The other terms of the credit facility remain unchanged.

On April 4, 2018, the Credit Agreement dated as of November 1, 2016, as amended by the First Amendment as of November 11, 2016, the Second Amendment dated as of February 22, 2017 and the Third Amendment dated as of April 7, 2017, was assigned to ACM Alamosa DA LLC. The Company and the lender agreed to amend and restate the Original Credit Agreement in its entirety. The other terms of the credit facility remain unchanged.

On September 18, 2018, the Company increased the Revolving Credit Commitments thereunder from $4,500,000 to $5,500,000. In connection with the increase the Company paid a $10,000 commitment fee, which is capitalized and amortized over a twelve-month period. The other terms of the credit facility remain unchanged.

The Revolver maturity date is November 1, 2019. The Company has the option to request and the lender may, in its sole discretion, elect to extend the maturity date.

As of June 30, 2019, the Company had $217,000 of available borrowings and $5,500,000 outstanding under the Revolver as presented within Revolving credit facility on the Condensed Consolidated Balance Sheets. As of June 30, 2019, the Company reflected $1,667 of deferred financing costs related to the Revolver as a reduction to the Revolving credit facility in the Condensed Consolidated Balance Sheets. Amortization of these costs was $5,000 and $833 for the six months ended June 30, 2019 and 2018, respectively. Accrued interest on the Revolver, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was $44,400 and $111,288 at June 30, 2019 and December 31, 2018, respectively.

The Revolver contains certain affirmative and negative covenants, including financial and other reporting requirements. The Company is in compliance with all such covenants at June 30, 2019.

F-15

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 7: CONVERTIBLE NOTES

From March 2017 to May 2017, the Company issued subordinated convertible notes (the “Subordinated Convertible Notes”) to Investors for total proceeds of $825,000. The Subordinated Convertible Notes bear interest at the rate of 8% per annum. The outstanding principal and all accrued but unpaid interest was due and payable on the earlier of September 24, 2018, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $8,000,000 (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 75% of the price per share of the Qualified Preferred Financing. In the event of a closing of a common stock financing with gross proceeds of at least $3,000,000 (“Qualified Common Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of common stock issued in the financing at a price per share equal to 90% of the price per share of the Qualified Common Financing. The indebtedness represented by the Subordinated Convertible Notes is subordinated in all respects to the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement, and other amounts due in connection with the Revolver and the Note. On October 27, 2017, the amended and restated subordinated convertible note agreement and the note amendment agreement amended the subordinated convertible note purchase agreement dated March 24, 2017, and Subordinated Convertible Notes issued thereunder (as amended, the “Restated Subordinated Convertible Notes”), respectively. Pursuant to the Restated Subordinated Convertible Notes, the outstanding principal and all accrued but unpaid interest is due and payable on the earlier of October 3, 2019, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “New Maturity Date”). The interest rate of 8% per annum remained unchanged.

From October 2017 to December 2017, the Company issued Restated Subordinated Convertible Notes to Investors for total proceeds of $1,225,000. The outstanding principal and all accrued but unpaid interest is due and payable on the New Maturity Date. In the event of a closing of a Qualified Financing prior to the New Maturity Date, the outstanding principal and all accrued but unpaid interest would become automatically converted into shares of stock issued in the financing at a price per share equal to 75% of the price per share of the financing. The indebtedness represented by the Restated Subordinated Notes is subordinated in all respects to the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement, and other amounts due in connection with the Revolver and the Note.

In 2018, a Restated Subordinated Convertible Notes holder converted their shares upon closing the 2018 Common Stock Offering, which qualified as a Qualified Common Financing. The noteholder converted $250,000 in principal and $27,617 in accrued interest at a 10% discount into 30,847 shares of common stock. The Company recorded $30,847 to interest expense as a result of the beneficial conversion.

In 2019, a Restated Subordinated Convertible Notes holder converted their shares upon closing the 2018 Common Stock Offering, which qualified as a Qualified Common Financing. The noteholder converted $1,155,000 in principal and $133,894 in accrued interest at a 10% discount into 143,223 shares of common stock. The Company recorded $143,223 to interest expense as a result of the beneficial conversion.

Accrued interest on the Restated Subordinated Convertible Notes, presented within “Accounts payable and accrued expenses” in the Company’s Condensed Consolidated Balance Sheets, was $85,662 at June 30, 2019 and $186,426 at December 31, 2018.

F-16

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 8: NOTES PAYABLE

On January 11, 2017, the Company entered into a promissory note and security agreement (the “Note”) for a principal sum of $1,000,000. We paid an origination fee of $10,000 concurrently with the funding of the principal of the Note. We subsequently entered into an amendment to the Note extending the payment schedule for a $5,000 amendment fee, a second amendment increasing the principal amount outstanding to $2,000,000 for a $30,000 amendment fee, a third amendment further extending the repayment schedule among other terms described below for a $10,000 amendment fee, and a fourth amendment further extending the repayment schedule amount other terms described below for a $10,000 amendment fee. The amendment fees were deferred and amortized over the life of the Note.

The Note incurs interest at a rate of 8.0% per annum from January 11, 2017 until September 30, 2017, and 14.0% per annum from October 1, 2017, until payment in full of the Note, in each case calculated on the basis of a 360-day year for the actual number of days elapsed. The Note must be repaid as follows: (i) $50,000, plus any accrued but unpaid interest thereon, commencing on April 30, 2019, and each month thereafter, (ii) $1,000,000, plus any accrued but unpaid interest thereon, is due and payable on October 3, 2019, and (iii) any remaining outstanding principal amount, plus any remaining accrued but unpaid interest, is due and payable on December 31, 2020.

The Note includes certain financial covenants related to the Company’s quarterly financial results and operating capital. The Note is subject to customary event of default provisions. Upon the occurrence of any event of default, the interest rate under the Note shall increase by 7.0%. As collateral security for the Note, the Company granted first priority security interest in all of its assets, subject to certain exceptions. Among other things, the security interest specifically excludes (i) any assets serving as collateral for the Company’s Revolver; (ii) any Loans for which a series of LROs has been issued, regardless of whether such Loans and corresponding series of LROs have been originated and issued by the Company or one of its subsidiaries; and (iii) the equity interest in any subsidiary formed by the Company for the sole purpose of issuing Loans and corresponding series of LROs.

In connection with the third amendment to the Note, the Company agreed to issue a warrant for the purchase of shares of the Company’s common stock on the first day of each quarter commencing on October 1, 2017, until the Note is repaid in full for the purchase of the following number of shares: (i) for each quarter until and including the first quarter of 2019, 4,000 shares of common stock; (ii) for the second quarter of 2019, 3,500 shares of common stock; (iii) for the third quarter of 2019, 2,300 shares of common stock; and (iv) for the fourth quarter of 2019, 1,100 shares of common stock. The exercise price of the warrants issued on the Note in connection with the third amendment to the Note is $2.40.

As of June 30, 2018, the principal sum of $1,650,000 remains outstanding and is presented in “Short-term notes payable” on the Company’s Condensed Consolidated Balance Sheets net of deferred financing fees of $8,333, and debt discount of $84,020, amortizable over the amended term of the Note. Amortization of these costs was $89,695 for the six months ended June 30, 2019.

Accrued interest on the Note, presented within “Accounts payable and accrued expenses” in the Company’s Condensed Consolidated Balance Sheets, was $19,290 and $62,611 at June 30, 2019 and December 31, 2018, respectively.

The Note includes financial covenants that may trigger events of default or principal acceleration. The Company failed to comply with all the financial covenants during the six months ended June 30, 2019. Prior to the filing date of the Condensed Consolidated Financial Statements, the Company secured a waiver to prevent a default event and principal acceleration.

F-17

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 8: NOTES PAYABLE (concluded)

In 2018, the Company entered into various secured promissory notes, (the “GROUNDFLOOR Notes”), with accredited Investors. The GROUNDFLOOR Notes are used for the purpose of the Company to originate, buy, and service loans for the purpose of building, buying, or rehabilitating single family and multifamily structures, or buying land, for commercial purposes. The GROUNDFLOOR Notes are issued and secured by the assets of Groundfloor Real Estate 1 LLC, a wholly owned subsidiary of Groundfloor Finance, Inc. As collateral security for GROUNDFLOOR Notes, the Company granted first priority security interest in all the loan assets of its wholly owned subsidiary, Groundfloor Real Estate 1 LLC, subject to certain exceptions. During the year-end December 31, 2018, there were ten notes entered into ranging in interest rates of 3.25% to 5.5% and terms of 30 and 90 days. As of June 30, 2019 and December 31, 2018, the principal sum of $4,556,860 and $1,281,100, respectively, remains outstanding and is presented in “Short-term notes payable” on the Company’s Consolidated Balance Sheets.

Accrued interest on the GROUNDFLOOR Notes, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was $34,573 and $4,100 at June 30, 2019 and December 31, 2018, respectively.

NOTE 9: STOCKHOLDERS’ (Deficit) EQUITY

Capital Structure

Authorized Shares - As of June 30, 2019, the Company is authorized to issue 5,000,000 shares of no par value common stock and 1,316,181 shares of no par value preferred stock. The preferred stock has been designated as Series A Preferred Stock (the “Series A”), consisting of 747,385 shares, and Series Seed Preferred Stock (the “Series Seed”), consisting of 568,796 shares (collectively, “Preferred Stock”).

Common Stock Transactions

2019 Common Stock Offering

On January 11, 2019, the Company launched an offering of our common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the Security and Exchange Commission (the “2019 Common Stock Offering”). We are offering up to 900,000 shares of our common stock at $15 per share, with a minimum investment of $150, or 10 shares of common stock. As of June 30, 2019, we have issued 189,592 shares of common stock in the 2019 Common Stock Offering for $2,638,600 in proceeds.

2018 Common Stock Offering

In February 2018, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2018 Common Stock Offering”). The Company offered up to 500,000 shares of common stock at $10 per share, with a minimum investment of $100, or ten shares of common stock. The aggregate initial offering price of the common stock will not exceed $5,000,000 in any 12-month period, and there is no minimum offering amount. The Company may issue up to 30,000 additional bonus shares. The 2018 Common Stock Offering closed on July 31, 2018. During the 2018 Common Stock Offering, the Company issued 437,917 shares of common stock for gross proceeds of $4,228,670. The Company incurred offering costs of $125,000 related to the 2018 Common Stock Offering. During the year ended December 31, 2018, the Company recorded $150,500 in beneficial interest related to the bonus shares issued in connection with the 2018 Common Stock Offering to “General and administrative” in the Company’s Consolidated Statement of Operations. In conjunction with the 2018 Common Stock Offering, the Company converted one noteholder’s outstanding restated subordinated convertible notes payable and accrued interest totaling $277,617 into 30,847 shares of common stock.

In January 2019, various noteholder’s converted outstanding restated subordinated convertible notes payable and accrued interest totaling $1,288,893 into 143,210 shares of common stock as triggered by the 2018 Common Stock Offering.

F-18

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 9: STOCKHOLDERS’ (Deficit) EQUITY (concluded)

In October 2018, the Company entered into a common stock purchase agreement for private placement of 125,000 shares of the Company’s common stock for gross proceeds of $1,500,000.

Preferred Stock Transactions

Series A

During 2015, the Company issued 709,812 shares of Series A to Investors for total proceeds of $4,748,705. In conjunction with the equity issuance, the Company converted all outstanding promissory notes payable and accrued interest totaling $251,295 into 37,561 shares of Series A.

Series Seed

During 2015 and 2014, the Company issued 201,146 and 91,259 shares, respectively, to Investors for total proceeds of $1,047,000 and $475,000. In conjunction with the equity issuance in 2014, the Company converted all outstanding convertible notes payable and accrued interest totaling $1,098,388 into 276,391 shares of Series Seed.

Voting - The holders of Preferred Stock are entitled to one vote for each share of common stock into which the preferred shares are convertible.

Liquidation - Upon any liquidation, dissolution, or winding up of the Company, the holders of Series A shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of common stock or Series Seed, an amount per share equal to the greater of: i) the Series A original issue price of $6.69 per share, plus any dividends declared but unpaid, and ii) such amount per share as would have been payable had all shares of Series A been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series A the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series A pro rata in accordance with their ownership thereof.

After payment in full of the Series A preference amount, the Series Seed stockholders are entitled to a liquidation preference equal to the greater of: i) the Series Seed original issue price of $5.205 per share, plus any dividends declared but unpaid, or ii) such amount per share as would have been payable had all shares of Series Seed been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series Seed the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series Seed pro rata in accordance with their ownership thereof. Any assets remaining after such preferential distribution shall be distributed to holders of the common stock.

Conversion - Shares of Preferred Stock are convertible into shares of common stock at the option of the holder at any time. The number of common stock shares for Preferred Stock can be determined by dividing the original issue price by the then-effective conversion price.

Mandatory Conversion - All outstanding shares of Preferred Stock shall automatically be converted into shares of common stock upon the closing of the sales of shares of common stock to the public, with gross proceeds to the Company of at least $30,000,000. All outstanding shares of Series A shall automatically be converted into shares of common stock by the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series A, voting as a single class. All outstanding shares of Series Seed shall automatically be converted into shares of common stock by the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series Seed, voting as a single class.

Dividends - All dividends shall be declared pro rata on the common stock and Preferred Stock on a pari passu basis according to the numbers of common stock held by such holders on an as converted basis.

F-19

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 10: STOCK OPTIONS & WARRANTS

Stock Options

In August 2013, the Company adopted the 2013 Stock Option Plan (the “Plan”). The Plan provides incentives to eligible employees, officers, and directors in the form of incentive stock options, non-qualified stock options and restricted stock awards. During the six months ended June 30, 2018 the Company increased the shares available for common stock issuance under the Plan by 150,000. As of June 30, 2019, the Company reserved a total of 400,000 shares of common stock for issuance under the Plan. Of these shares, 80,321 shares are available for future stock option grants as of June 30, 2019.

During the six months ended June 30, 2019, the Company issued 26,500 stock options and 2,000 stock options were exercised.

As of June 30, 2019, there was approximately $595,330 of total unrecognized compensation cost related to stock option arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 2.3 years.

During the six months ended June 30, 2018, the Company issued 36,750 stock options and 1,249 stock options were exercised.

As of June 30, 2018, there was approximately $290,600 of total unrecognized compensation cost related to stock option arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 2.2 years.

The Company recorded $0 and $9,950 in non-employee and $74,634 and $127,000 in employee share-based compensation expense during 2019 and 2018, respectively.

Warrants

The Company issued 7,500 warrants during the six months ended June 30, 2019, for the purchase of common stock. The warrants are exercisable immediately at $2.40 with a contractual term of ten years. The warrants were issued in conjunction with the Note. The warrants were recorded for $101,615 as a debt discount to “Long-term notes payable” and corresponding increase in “Additional paid-in capital” and $88,235 was amortized to interest expense in the six months ended June 30, 2019.

The Company issued 8,000 warrants during the six months ended June 30, 2018, for the purchase of common stock. The warrants are exercisable immediately at $2.40 with a contractual term of ten years. The warrants were issued in conjunction with the Note. The warrants were recorded for $54,500 as a debt discount to “Long-term notes payable” and corresponding increase in “Additional paid-in capital” and $15,500 was amortized to interest expense in the six months ended June 30, 2018.

None of the warrants have been exercised as of June 30, 2019.

F-20

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 11: INCOME TAXES

The Company has incurred net operating losses since inception and is forecasting additional losses through December 31, 2019. Therefore, no United States federal, state, or foreign income taxes are expected for 2019 and none have been recorded as of June 30, 2019.

Due to the Company’s history of losses since inception, there is not enough evidence at this time to support the conclusion that it will generate future income of a sufficient amount and nature to utilize the benefits of the Company’s net deferred tax assets. Accordingly, the Company fully reduced its net deferred tax assets by a valuation allowance, since it has been determined that it is more likely than not that all of the deferred tax assets will not be realized.

On December 22, 2017, the United States enacted new tax reform legislation which reduced the corporate tax rate to 21% effective for the tax year beginning January 1, 2018. Under Accounting Standards Codification 740, the effects of new tax legislation are recognized in the period which includes the enactment date. As a result, the deferred tax assets and liabilities existing on the enactment date must be revalued to reflect the rate at which these deferred balances will reverse. The corresponding adjustment would generally affect the income tax expense (benefit) shown on the Condensed Consolidated Statements of Operations. However, since the Company has a full valuation allowance applied against its deferred tax asset, there is no impact to the income tax expense for the six months ended June 30, 2019.

NOTE 12: RELATED PARTY TRANSACTIONS

ISB Development Corp.

The Company’s Note holder, ISB Development Corp, is owned and operated by a director of the Company. In January 2017, the Company’s Board of Directors approved the execution of the promissory note and security agreement (the “Note”) and subsequent amendments. See Note 8 for further discussion and disclosure associated with the Note.

NOTE 13: SUBSEQUENT EVENTS

As of July 31, 2019, the Company has closed on approximately $3,000,000 on the 2019 Common Stock Offering.

On August 8, 2019, the Company and ACM Alamosa DA LLC amended the Revolver to increase the Revolving Credit Commitments thereunder from $5,500,000 to $8,500,000.

Subsequent events were evaluated through September 20, 2019, the date the Condensed Consolidated Financial Statements were available to be issued.

F-21

GROUNDFLOOR FINANCE INC.

AND SUBSIDIARIES

Consolidated Financial Statements

December 31, 2018 and 2017

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Table of Contents

December 31, 2018 and 2017

Independent Auditors’ Report

The Board of Directors

Groundfloor Finance Inc. and Subsidiaries

Atlanta, Georgia

We have audited the accompanying consolidated financial statements of Groundfloor Finance Inc. and Subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2018 and 2017, and the related consolidated statements of operations, stockholders’ (deficit) equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Groundfloor Finance Inc. and Subsidiaries as of December 31, 2018 and 2017, and the consolidated results of their operations and their cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

Uncertainty Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred losses and cash outflows from operations since its inception. Those conditions raise substantial doubt about its ability to continue as a going concern as of December 31, 2018. Management’s plans regarding those matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

/s/ Hughes Pittman & Gupton, LLP
Raleigh, North Carolina
March 21, 2019

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	December 31,
	2018	2017
Assets
Current assets:
Cash	$1,069,392	$1,354,170
Loans to developers, net	38,761,717	18,899,485
Interest receivable on loans to developers	1,821,073	1,354,533
Other current assets	484,391	344,768
Total current assets	42,136,573	21,952,956
Property, equipment, software, website, and intangible assets, net	813,104	481,047
Other assets	63,906	-
Total assets	$43,013,583	$22,434,003
Liabilities and Stockholders’ (Deficit) Equity
Current liabilities:
Accounts payable and accrued expenses	$2,493,158	$1,850,157
Accrued interest on limited recourse obligations	1,372,474	1,133,008
Limited recourse obligations, net	31,719,205	15,925,524
Revolving credit facility	5,493,605	3,000,179
Convertible notes	1,800,000	2,050,000
Short-term notes payable	2,925,082	-
Total current liabilities	45,803,524	23,958,868
Other liabilities	60,765	-
Long-term notes payable	-	1,699,259
Total liabilities	45,864,289	25,658,127
Commitments and contingencies (See Note 14)
Stockholders’ (deficit) equity:
Common stock, no par, 5,000,000 shares authorized, 1,732,585 and 1,136,406 issued and outstanding	6,125,264	56,834
Series A convertible preferred stock, no par, 747,385 shares designated, 747,373 shares issued and outstanding (liquidation preference of $4,999,925)	4,962,435	4,962,435
Series seed convertible preferred stock, no par, 568,796 shares designated, issued and outstanding (liquidation preference of $2,960,583)	2,609,091	2,609,091
Additional paid-in capital	1,083,572	677,929
Accumulated deficit	(17,630,508)	(11,529,853)
Stock subscription receivable	(560)	(560)
Total stockholders’ (deficit) equity	(2,850,706)	(3,224,124)
Total liabilities and stockholders’ (deficit) equity	$43,013,583	$22,434,003

See accompanying notes to consolidated financial statements

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Statements of Operations

	Year Ended December 31,
	2018	2017
Non-interest revenue:
Origination fees	$1,183,583	$871,771
Loan servicing revenue	988,203	509,939
Total non-interest revenue	2,171,786	1,381,710
Net interest income:
Interest income	3,178,629	2,287,701
Interest expense	(2,460,454)	(1,921,693)
Net interest income	718,175	366,008
Net revenue	2,889,961	1,747,718
Cost of revenue	(423,776)	(251,431)
Gross profit	2,466,185	1,496,287
Operating expenses:
General and administrative	1,736,515	1,102,137
Sales and customer support	2,456,875	1,316,356
Development	1,006,840	658,844
Regulatory	193,538	457,844
Marketing and promotions	2,169,567	1,338,635
Total operating expenses	7,563,335	4,873,816
Loss from operations	(5,097,150)	(3,377,529)
Interest expense	1,003,505	707,956
Net loss	$(6,100,655)	$(4,085,485)

See accompanying notes to consolidated financial statements

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders’ (Deficit) Equity

	Series A		Series Seed							Total
	Convertible		Convertible				Additional		Stock	Stockholders’
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated	Subscription	(Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Receivable	Equity
Stockholders’ equity as of December 31, 2016	747,373	$4,962,435	568,796	$2,609,091	1,131,070	$51,656	$497,866	$(7,444,368)	$(560)	$676,120
Exercise of stock options	-	-	-	-	5,336	5,178	-	-	-	5,178
Share-based compensation expense	-	-	-	-	-	-	180,063	-	-	180,063
Net loss	-	-	-	-	-	-	-	(4,085,485)	-	(4,085,485)
Stockholders’ deficit as of December 31, 2017	747,373	$4,962,435	568,796	$2,609,091	1,136,406	$56,834	$677,929	$(11,529,853)	$(560)	$(3,224,124)
Shares issued in the 2018 Common Stock Offering, net of offering costs	-	-	-	-	468,764	4,562,634	-	-	-	4,562,634
Shares issued in a private placement	-	-	-	-	125,000	1,500,000	-	-	-	1,500,000
Exercise of stock options	-	-	-	-	2,415	5,796	-	-	-	5,796
Share-based compensation expense and warrants	-	-	-	-	-	-	405,643	-	-	405,643
Net loss	-	-	-	-	-	-	-	(6,100,655)	-	(6,100,655)
Stockholders’ deficit as of December 31, 2018	747,373	$4,962,435	568,796	$2,609,091	1,732,585	$6,125,264	$1,083,572	$(17,630,508)	$(560)	$(2,850,706)

See accompanying notes to consolidated financial statements

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2018	2017
Cash flows from operating activities
Net loss	$(6,100,655)	$(4,085,485)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	375,532	231,111
Share-based compensation	281,143	160,063
Noncash interest expense	73,388	69,676
Loss (gain) on sale of real estate owned	7,963	-
Origination of loans held for sale	(672,491)	(3,151,503)
Proceeds from sales of loans held for sale	672,491	3,151,503
Conversion of beneficial interests	181,347	-
Changes in operating assets and liabilities:
Other current assets	41,492	7,058
Interest receivable on loans to developers	(3,161,729)	(689,160)
Accounts payable and accrued expenses	731,383	894,862
Accrued interest on limited recourse obligations	2,439,597	526,449
Net cash used in operating activities	(5,130,539)	(2,885,426)
Cash flows from investing activities
Loan payments to developers	(45,914,339)	(25,104,481)
Repayments of loans from developers	26,131,470	18,620,453
Proceeds from sale of properties held for sale	1,818,857	-
Purchases of computer equipment and furniture and fixtures	(220,489)	(20,299)
Payments of software and website development costs	(487,100)	(292,052)
Net cash used in investing activities	(18,671,601)	(6,796,379)
Cash flows from financing activities
Proceeds from limited recourse obligations	43,135,416	28,032,146
Repayments of limited recourse obligations	(28,997,881)	(21,197,033)
Payment of deferred financing costs	(10,000)	(65,000)
Borrowings from the revolving credit facility	37,369,522	23,876,708
Repayments on the revolving credit facility	(34,870,261)	(23,627,941)
Proceeds from GROUNDFLOOR Notes	1,801,200	-
Repayments from GROUNDFLOOR Notes	(520,100)	-
Proceeds from issuance of shares in the 2018 Common Stock Offering, less offering costs	4,103,670	-
Proceeds from issuance of shares in a private placement	1,500,000	-
Exercise of stock options	5,796	5,178
Proceeds from issuance of restated subordinate convertible notes	-	2,050,000
Proceeds from issuance of shareholder loan	-	2,000,000
Repayments of shareholder loan	-	(250,000)
Net cash provided by financing activities	23,517,362	10,824,058
Net increase (decrease) in cash	(284,778)	1,142,253
Cash as of beginning of the period	1,354,170	211,917
Cash as of end of the period	$1,069,392	$1,354,170
Supplemental cash flow disclosures:
Cash paid for interest	$650,528	$509,908

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2018	2017
Supplemental disclosure of noncash investing and financing activities:
Loans to developers transferred to other real estate owned	$2,071,840	$234,825
Write-down (recovery) of loans to developers, net and limited recourse obligations, net	438,660	44,015
Write-down (recovery) of interest receivable on loans to developers and accrued interest on limited recourse obligations	195,240	42,759
Conversion of convertible notes payable and accrued interest converted into common stock	277,617	-
Reduction to allowance for loan to developers and limited recourse obligations	90,000	60,000
Issued warrants in connection with the note payable	124,500	20,000

See accompanying notes to consolidated financial statements

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

The terms “we,” “our,” or the “Company” refer to Groundfloor Finance Inc. and its subsidiaries. The Company was originally organized as a North Carolina limited liability company under the name of Fomentum Labs LLC on January 28, 2013. Fomentum Labs LLC changed their name to Groundfloor LLC on April 26, 2013, and converted into a North Carolina corporation on July 26, 2013. In connection with this conversion, all equity interests in Groundfloor LLC were converted into shares of GROUNDFLOOR Inc.’s common stock. In August 2014, GROUNDFLOOR Inc. converted into a Georgia corporation and changed their name to Groundfloor Finance Inc. The accounting effects of these conversions are reflected retrospectively in the Consolidated Financial Statements. Groundfloor Holdings GA, LLC is the holder of the Revolver, as defined in Note 7. Groundfloor Properties GA LLC was created for the purpose of financing real estate in Georgia. Groundfloor Real Estate 1 LLC was created for the purpose of financing real estate in nine states. Groundfloor Real Estate 2 LLC was created for the purpose of financing real estate in nine states. Groundfloor Real Estate, LLC is currently inactive and management does not have plans to use this entity in the near future.

The Company has developed an online investment platform designed to crowdsource financing for real estate development projects (the “Projects”). With this online investment platform (the “Platform”), public investors (the “Investors”) are able to choose between multiple Projects, and real estate developers (the “Developers”) of the Projects are able to obtain financing. GROUNDFLOOR’s financing model replaces traditional sources of financing for Projects with the aggregation of capital from Investors using the internet.

GROUNDFLOOR formed Groundfloor Properties GA LLC (“Groundfloor GA”) in August 2013 for the purpose of issuing nonrecourse promissory notes (“Georgia Notes”) corresponding to commercial real estate loans entered into by Groundfloor GA to residents of Georgia. Groundfloor GA began offering these investment opportunities to residents of Georgia through the Platform in November 2013.

Following the qualification of the Company’s first offering statement on Form 1-A on August 31, 2015, the Company began a multistate offering of limited recourse obligations (“LROs”) to Investors corresponding to commercial loans for real estate development projects financed by the Company. The Company does not intend to issue any additional Georgia Notes.

The Company believes this method of real estate financing has many advantages including reduced Project origination costs, lower interest rates for Developers, and attractive returns for Investors.

Basis of Presentation and Liquidity

The Company’s Consolidated Financial Statements include Groundfloor Finance Inc. and its wholly owned subsidiaries, Groundfloor Properties GA LLC; Groundfloor Real Estate, LLC; Groundfloor Holdings GA, LLC; Groundfloor Real Estate 1 LLC; and Groundfloor Real Estate 2, LLC (collectively the “Company” or “GROUNDFLOOR”). Intercompany transactions and balances have been eliminated upon consolidation.

The Company’s Consolidated Financial Statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business.

Operations since inception have consisted primarily of organizing the Company, developing the technology, and securing financing. The accompanying Consolidated Financial Statements have been prepared on a basis which assumes that the Company will continue as a going concern. The Company has incurred losses and cash outflows from operations since its inception. The ultimate success of the Company is dependent on management’s ability to develop and market its products and services at levels sufficient to generate operating revenues in excess of expenses.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Management evaluated the condition of the Company and has determined that until such sales levels can be achieved, management will need to secure additional capital to continue growing working capital and fund product development and operations.

Management intends to raise additional debt or equity financing to grow working capital and fund operations. Management believes the Company will obtain additional funding from current and new Investors in order to sustain operations. However, there are no assurances that the Company can be successful in obtaining the additional capital or that such financing will be on terms favorable or acceptable to the Company.

As of issuance date, the Company closed on approximately $1,500,000 in equity financing, see Note 15, “Subsequent Events.”

There is substantial doubt that the Company will continue as a going concern for at least 12 months following the date these Consolidated Financial Statements are issued, without additional financing based on the Company’s limited operating history and recurring operating losses.

The Consolidated Financial Statements do not include any adjustments that might result from the outcome of the uncertainties described in the Consolidated Financial Statements. In addition, the Consolidated Financial Statements do not include any adjustments relating to the recoverability and classification of assets nor the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of Consolidated Financial Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue primarily results from fees earned on the loans to the Developers (the “Loans”). Fees include “Origination fees” and “Loan servicing revenue” which are paid by the Developers.

Origination Fees

“Origination fees” are paid by the Developers for the work performed to facilitate the Loans. The amount to be charged is a percentage based upon the terms of the Loan, including grade, rate, term, and other factors. Origination fees range from 1.0% to 5.0% of the principal amount of a Loan. The origination fee is paid when the Loan is issued to the Developer and deducted from the gross proceeds distributed. A Loan is considered issued when the funds are transferred to the Developer’s account, which occurs through an Electronic Funds Transfer (“EFT”).

The origination fees are recognized as revenue ratably over the term of the Loan, while direct costs to originate Loans are recorded as expenses as incurred.

Loan Servicing Revenue

The loan servicing revenue is recognized by the Company, upon recovery, for costs incurred in servicing the Developer’s Loan, including managing payments to and from Developers and payments to Investors. The Company records loan servicing revenue as a component of revenue when collected.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Whole Loan Sales

Under loan sale agreements, the Company sells all of its rights, title, and interest in certain loans. At the time of such sales, the Company simultaneously enters into loan servicing agreements under which it acquires the right to service the loans. The Company calculates a gain or loss on the whole loan sale, based on the net proceeds from the whole loan sale, minus the net investment in the loans being sold. All origination fees incurred in the origination process are recognized directly to Consolidated Statements of Operations and recorded to “Origination fees”.

Interest Income on Loans to Developers and Interest Expense on Limited Recourse Obligations

The Company recognizes “Interest income” on Loans and “Interest expense” on the corresponding Investor Georgia Notes (if issued by Groundfloor GA) or LROs (if issued by Groundfloor Finance Inc.) using the accrual method based on the stated interest rate to the extent the Company believes it to be collectable. For the purposes of these Consolidated Financial Statements, “Limited recourse obligations, net” refers to both Georgia Notes and LROs. Georgia Notes are securities that the Company has issued through its previously registered Georgia-exclusive securities offering, which has since been terminated. LROs are the Company’s currently registered securities. Both Georgia Notes and LROs represent similar obligations to the Company.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents as of December 31, 2018 and 2017. From time to time, the Company could maintain cash deposits in excess of federally insured limits. The Company believes credit risk related to its cash and cash equivalents to be minimal.

Each investor’s escrow account receives Federal Deposit Insurance Corporation (“FDIC”) insurance coverage on cash balances subject to normal FDIC coverage rules. Investor funds, whether committed through a LRO or held in escrow, are not included as a part of the Company’s cash balance.

Loans to Developers and Limited Recourse Obligations

“Loans to developers, net” and the corresponding “Limited recourse obligations, net”, used to fund the Loans are originally recorded at outstanding principal. The interest rate associated with a Loan is the same as the interest rate associated with the corresponding Georgia Notes or LROs.

The Company’s obligation to pay principal and interest on a Georgia Note or LRO is equal to the pro rata portion of the total principal and interest payments collected from the corresponding Loan. The Company obtains a lien against the property being financed and attempts reasonable collection efforts upon the default of a Loan. The Company is not responsible for repaying “Limited recourse obligations, net” associated with uncollectable “Loans to developers, net”. Amounts collected related to a Loan default are returned to the Investors based on their pro rata portion of the corresponding Georgia Notes or LROs, if applicable, less collection costs incurred by the Company.

The Investors may remit funds through the Company’s online portal prior to the actual Loan being closed. These funds are held in an escrow account controlled by a major bank and are not recognized as a LRO until the Loan is closed and funds are transferred to the Developer, which occurs through an EFT transaction. Each Investor escrow account receives FDIC insurance coverage on cash balances subject to normal FDIC coverage rules.

The Loan and corresponding LROs are recorded on the Company’s Consolidated Balance Sheets to “Loans to developers, net” and “Limited recourse obligations, net”, respectively, once the Loan has closed. Loans are considered closed after the promissory note for that Loan has been signed and the security interest has been perfected.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Nonaccrual and Past Due Loans

“Interest income” is accrued on the outstanding principal balance. The accrual of interest on “Loans to developers, net” and corresponding “Limited recourse obligations, net” is discontinued when, in management’s opinion, the borrower may be unable to make payments as they become due, unless the Loan is well secured and in the process of collection. “Interest income” and “Interest expense” on the “Loans to developers, net” and the corresponding “Limited recourse obligations, net” are discontinued and placed on nonaccrual status at the time the Loan is 90 days delinquent unless the Loan is well secured and in process of collection. The “Loans to developers, net” and corresponding “Limited recourse obligations, net” are charged off to the extent principal or interest is deemed uncollectible. Non-accrual Loans and Loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans. All interest accrued, but not collected for “Loans to developers, net” and “Limited recourse obligations, net” that are placed on nonaccrual or charged off, is reversed against “Interest income” and the corresponding LROs recorded “Interest expense”.

Interest income collected on nonaccrual Loans is applied against principal until the Loans are returned to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Impaired Loans

Loans are considered impaired when, based on current information and events, it is probable the Company will be unable to collect all amounts due in accordance with the original contractual terms of the loan agreements. Impaired loans include Loans on nonaccrual status. When determining if the Company will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement, the Company considers the borrower’s capacity to pay, which includes such factors as the borrower’s current financial position, an analysis of global cash flow sufficient to pay all debt obligations and an evaluation of secondary sources of repayment, such as collateral value and guarantor support. The Company individually assesses for impairment all nonaccrual Loans and all Loans in fundamental default. If a Loan is deemed impaired, a specific valuation allowance is allocated, if necessary, so that the Loan is reported net, at the present value of estimated future cash flows using the Loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Interest payments on impaired loans are typically applied to principal unless collectability of the principal amount is reasonably assured, in which case interest is recognized on a cash basis.

Allowance for Uncollectable Loans and Undeliverable Limited Recourse Obligations

Payments to holders of Georgia Notes or LROs, as applicable, depend on the payments received on the corresponding Loans; a reduction or increase of the expected future payments on Loans will decrease or increase the reserve for the associated Georgia Notes or LROs. The Company recognizes a reserve for uncollectable Loans and corresponding reserve for undeliverable Georgia Notes or LROs in an amount equal to the estimated probable losses net of recoveries. The allowance is based on management’s estimates and analysis of historical bad debt experience, existing economic conditions, current loan aging schedules, and expected future write-offs, as well as an assessment of specific, identifiable Developer accounts considered at risk or uncollectible. Expected losses and actual charge-offs on Loans are offset to the extent that the Loans are financed by Georgia Notes or LROs, as applicable, that effectively absorb the related Loan losses.

“Loans to developers, net” are presented net of a reserve for doubtful accounts of $500,000 and $640,000 as of December 31, 2018 and 2017, respectively. “Limited recourse obligations, net” are presented net of a reserve for doubtful accounts of $500,000 and $590,000 as of December 31, 2018 and 2017, respectively. As of December 31, 2017, $50,000 of the reserve for doubtful accounts is attributed to Loans funded directly by the Company, which have not been funded by Investors.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Other Real Estate Owned

Foreclosed assets acquired through or in lieu of loan foreclosure are held for sale and are initially recorded at fair value less estimated cost to sell. Any write-down to fair value at the time of transfer to foreclosed assets is charged to the allowance for loan losses. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Costs of improvements are capitalized up to the fair value of the property, whereas costs relating to holding foreclosed assets and subsequent adjustments to the value are charged to operations.

Software and Website Development Costs

Internal use software and website development costs are capitalized when preliminary development efforts are successfully completed, it is probable that the project will be completed and the software will be used as intended. Internal use software and website development costs are amortized on a straight-line basis over the project’s estimated useful life, which is generally three years. Capitalized internal use software development costs consist of employee compensation and fees paid to third-party consultants who are directly involved in development efforts. Costs related to preliminary project activities and post implementation activities, including training and maintenance, are expensed as incurred. Costs incurred for upgrades and enhancements that are considered to be probable to result in additional functionality are capitalized. Development costs of the Company’s website incurred in the preliminary stages of development are expensed as incurred. Once preliminary development efforts are successfully completed, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use.

Property and Equipment

Property and equipment consists of computer equipment, furniture and fixtures, and office equipment. Property and equipment is stated at historical cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated over the shorter of the life of the lease or the useful life of the improvements. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts, and any resulting gain or loss is credited or charged to income. Repairs and maintenance costs are expensed as incurred.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Depreciation is computed using the following estimated useful lives:

Computer equipment	3 years
Software and website development costs	3 years
Office equipment	5 years
Furniture and fixtures	5 years

Impairment of Long-Lived Assets

Long-lived assets, such as computer equipment, office equipment, furniture and fixtures, intangible assets, and software and website development costs, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized for an amount by which the carrying amount of the asset exceeds the fair value of the asset.

Intangible Assets

Intangible assets consist of acquired domain names. The Company recognized $2,000 in amortization expense during the years ended December 31, 2018 and 2017. Intangible assets are being amortized over a 15-year period, their estimated useful lives, on a straight-line basis.

Equity Offering Costs

The Company accounts for offering costs in accordance with Accounting Standard Codification (“ASC”), ASC 340, Other Assets and Deferred Costs. Prior to the completion of an offering, offering costs will be capitalized as deferred offering costs on the balance sheet. The deferred offering costs will be charged to stockholders’ equity upon the completion of an offering or to expense if the offering is not completed. As of December 31, 2018, offering costs of $125,000 for the 2018 Common Stock Offering have been charged to stockholders’ equity.

Deferred Revenue

Deferred revenue consists of origination fee payments received in advance of revenue recognized.

Advertising Costs

The cost of advertising is expensed as incurred and presented within “Marketing and promotions” expenses in the Consolidated Statements of Operations. The Company incurred $700,000 and $476,000 in advertising costs during the years ended December 31, 2018 and 2017, respectively.

Rent Expense

The Company recognizes rent expense on a straight-line basis over the term of the lease. The difference between rent expense and rent paid is recorded as deferred rent in the Consolidated Balance Sheets. Rent expense is presented within “General and administrative” expenses in the Consolidated Statements of Operations. The Company incurred $139,445 and $66,000 in rent expense for office facilities during the years ended December 31, 2018 and 2017, respectively.

Share-Based Compensation

The Company accounts for share-based compensation using the fair value method of accounting which requires all such compensation to employees and nonemployees, including the grant of employee stock options or warrants, to be recognized in the Consolidated Statements of Operations based on its fair value at the measurement date. The expense associated with share-based compensation is recognized on a straight-line basis over the service period of each award.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (concluded)

Income Taxes

Deferred tax assets and liabilities are determined based on the temporary differences between the Consolidated Financial Statements carrying amounts and the tax basis of assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse. In estimating future tax consequences, all expected future events are considered other than enactment of changes in the tax law or rates.

The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the Consolidated Financial Statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.

The determination of recording or releasing income tax valuation allowance is made, in part, pursuant to an assessment performed by management regarding the likelihood that the Company will generate future taxable income against which benefits of its deferred tax assets may or may not be realized. This assessment requires management to exercise significant judgment and make estimates with respect to its ability to generate taxable income in future periods.

Reclassification

Certain amounts in the December 31, 2017, Consolidated Financial Statements have been reclassified to conform to the December 31, 2018, presentation. These reclassifications had no effect on the year ended December 31, 2017, net loss, or December 31, 2017, accumulated deficit.

NOTE 2: RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which will be effective January 1, 2019, for the Company. The Company had the option to early adopt the ASU as of January 1, 2017. The guidance clarifies that revenue from contracts with customers should be recognized in a manner that depicts both the likelihood of payment and the timing of the related transfer of goods or performance of services. In March 2016, the FASB issued an amendment ASU 2016-12, Revenue from Contracts with Customers: Principal versus Agent Considerations (Reporting Revenue Gross versus Net) to the new revenue recognition guidance clarifying how to determine if an entity is a principal or agent in a transaction. In April 2016 ASU 2016-10, Revenue from Contracts with Customers: Identifying Performance Obligations and Licensing and May 2016 ASU 2016-12, Revenue from Contracts with Customers: Scope Improvements and Practical Expedients, the FASB further amended the guidance to include performance obligation identification, licensing implementation, collectability assessment and other presentation and transition clarifications. The effective date and transition requirements for the amendments is the same as for ASU 2014-09. The Company is currently evaluating the impact of this accounting standard update on its Consolidated Financial Statements.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments – Overall (Subtopic: 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”), which will be effective for the Company on January 1, 2019. The amendment changes the accounting for equity investments, changes disclosure requirements related to instruments at amortized cost and fair value, and clarifies how entities should evaluate deferred tax assets for securities classified as available for sale. Affected entities should apply the amendments by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption. The Company is evaluating the impact that ASU 2016-01 will have on its Consolidated Financial Statements.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 2: RECENT ACCOUNTING PRONOUNCEMENTS (continued)

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”), which requires lessees to recognize most leases on the balance sheet as a lease liability and corresponding right-of-use asset. The guidance is currently effective for the Company for the year ending December 31, 2020. The Company is currently evaluating the effect of this guidance on the Company’s Consolidated Financial Statements.

In March 2016, the FASB issued ASU 2016-06, Derivatives and Hedging – Contingent Put and Call Options in Debt Instruments (“ASU 2016-06”), which the Company has adopted as of December 31, 2017. The guidance clarifies the requirements for assessing whether contingent call (put) options that can accelerate the payment of principal on debt instruments are clearly and closely related to their debt hosts. An entity performing the assessment under the amendment is required to assess the embedded call (put) options solely in accordance with the four-step decision sequence. The adoption of this amendment did not have a material effect on the Company’s Consolidated Financial Statements.

In March 2016, the FASB issued ASU 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; (c) forfeitures; and (d) classification on the Consolidated Statements of Cash Flows. The amendments are effective for nonpublic companies for annual periods beginning after December 15, 2017, and interim periods within those annual periods. Early adoption is permitted for any interim or annual period. The Company adopted this guidance in the year ended December 31, 2017. The adoption of this standard did not have a material impact on the Company’s Consolidated Financial Statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 significantly changes how entities will measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. The standard will replace the current incurred loss approach with an expected loss model, referred to as the current expected credit loss (“CECL”) model. The new standard will apply to financial assets subject to credit losses and measured at amortized cost and certain off-balance-sheet credit exposures, which include, but are not limited to, loans, leases, held-to-maturity securities, loan commitments and financial guarantees. ASU 2016-13 simplifies the accounting for purchased credit-impaired debt securities and loans and expands the disclosure requirements regarding an entity’s assumptions, models, and methods for estimating the allowance for loan and lease losses. In addition, entities will need to disclose the amortized cost balance for each class of financial asset by credit quality indicator, disaggregated by the year of origination. ASU 2016-13 is effective for interim and annual reporting periods beginning after December 15, 2020. Early adoption is permitted for interim and annual reporting periods beginning after December 15, 2018. Upon adoption, ASU 2016-13 provides for a modified retrospective transition by means of a cumulative-effect adjustment to equity as of the beginning of the period in which the guidance is effective. The Company is currently evaluating the impact this standard will have on the Company’s Consolidated Financial Statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows – Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”) and in November 2016 issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (“ASU 2016-18”). The ASUs will be effective January 1, 2019, and amend the existing accounting standards for the statement of cash flows. The amendments provide guidance on the following nine cash flow issues: debt prepayment or debt extinguishment costs; settlement of zero-coupon or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; contingent consideration payments made after a business combination; proceeds from the settlement of insurance claims; proceeds from the settlement of corporate-owned life insurance policies; distributions received from equity method investees; beneficial interests in securitization transactions; separately identifiable cash flows and application of the predominance principle; and restricted cash. Early adoption is permitted, including adoption in an interim period. The Company is evaluating the impact that these standards will have on the Consolidated Statements of Cash Flows. However, the impact will depend on the facts and circumstances at the time of adoption of the new standards.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 2: RECENT ACCOUNTING PRONOUNCEMENTS (concluded)

In May 2017, the FASB issued ASU 2017-09 Stock Compensation (Topic 718) – Scope of Modification Accounting (“ASU 2017-09”), which the Company has adopted as of December 31, 2017. Under the new guidance, modification accounting is required only if the fair value, the vesting conditions, or the classification of the award (as equity or liability) changes as a result of the change in terms or conditions. The adoption of this amendment did not have a material effect on the Company’s Consolidated Financial Statements.

In June 2018, the FASB issued ASU 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”). ASU 2018-07 expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The standard is effective for the Company for the year ending December 31, 2019, with early adoption permitted. The Company is currently evaluating the impact that the implementation of this standard will have on the Company’s Consolidated Financial Statements

NOTE 3: LOANS TO DEVELOPERS, NET

The Company provides financing to borrowers for real estate-related loans. Real estate loans include loans for unoccupied single family or multifamily renovations costing between $20,000 and $2,000,000 over six months to a year.

The following table presents the carrying amount of “Loans to developers, net” by letter grade and performance state as of December 31, 2018 and 2017, respectively:

	Current	Workout	Fundamental Default	Total
Loan grades:
A	$3,267,744	$293,473	$-	$3,561,217
B	7,073,701	668,100	141,150	7,882,951
C	17,009,297	2,465,820	517,791	19,992,908
D	7,140,347	263,555	228,000	7,631,902
E	192,739	-	-	192,739
F	-	-	-	-
G	-	-	-	-
Carrying amount as of December 31, 2018	$34,683,828	$3,690,948	$886,941	$39,261,717

	Current	Workout	Fundamental Default	Total
Loan grades:
A	$1,833,134	$24,240	$-	$1,857,374
B	3,835,133	514,180	54,986	4,404,299
C	8,072,685	1,519,531	230,188	9,822,404
D	2,192,073	906,191	357,144	3,455,408
E	-	-	-	-
F	-	-	-	-
G	-	-	-	-
Carrying amount as of December 31, 2017	$15,933,025	$2,964,142	$642,318	$19,539,485

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 3: LOANS TO DEVELOPERS, NET (continued)

Nonaccrual and Past Due Loans

A Loan is placed on nonaccrual status when, in management’s judgment, the collection of the interest income appears doubtful. “Interest receivable on loans to developers” that has been accrued and is subsequently determined to have doubtful collectability is charged to “Interest income” and the corresponding “Accrued interest on limited recourse obligations” that has been accrued and is subsequently determined to have doubtful collectability is charged to “Interest expense”. Interest income on Loans that are classified as nonaccrual is subsequently applied to principal until the Loans are returned to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured. Past due Loans are loans whose principal or interest is past due 30 days or more. As of December 31, 2018, the Company placed Loans of $3,033,000 recorded to “Loans to developers, net” on nonaccrual status.

The following table presents an analysis of past due Loans as of December 31, 2018 and 2017:

	Carrying Amount	Allowance for Loan Losses	Total
Aging schedule:
Current	$35,112,798	$40,000	$35,072,798
Less than 90 days past due	2,404,830	50,000	2,354,830
More than 90 days past due	1,744,089	410,000	1,334,089
Total as of December 31, 2018	$39,261,717	$500,000	$38,761,717

	Carrying Amount	Allowance for Loan Losses	Total
Aging schedule:
Current	$15,753,075	$57,000	$15,696,075
Less than 90 days past due	2,292,122	59,000	2,233,122
More than 90 days past due	1,494,288	524,000	970,288
Total as of December 31, 2017	$19,539,485	$640,000	$18,899,485

Impaired Loans

The following is a summary of information pertaining to impaired loans as of December 31, 2018:

Balance
Nonaccrual loans	$2,146,000
Fundamental default not included above	887,000
Total impaired loans	3,033,000

Interest income recognized on impaired loans	$400,000

The following table presents an analysis of information pertaining to impaired loans as of December 31, 2018:

Balance
Principal loan balance	$3,495,120

Recorded investment with no allowance	2,146,000

Recorded investment with allowance	887,000
Total recorded investment	$3,033,000

Related allowance	500,000
Average recorded investment	$230,000

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 3: LOANS TO DEVELOPERS, NET (continued)

The following is a summary of information pertaining to impaired loans as of December 31, 2017:

Balance
Nonaccrual loans	$1,500,000
Fundamental default not included above	640,000
Total impaired loans	2,140,000

Interest income recognized on impaired loans	$262,438

The following table presents an analysis of information pertaining to impaired loans as of December 31, 2017:

Balance
Principal loan balance	$2,423,540

Recorded investment with no allowance	640,000
Recorded investment with allowance	1,500,000
Total recorded investment	$2,140,000

Related allowance	640,000
Average recorded investment	$153,000

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 3: LOANS TO DEVELOPERS, NET (continued)

Credit Quality Monitoring

The Company uses three performance states to better monitor the credit quality of outstanding loans. Outstanding loans are characterized as follows:

Current - This status indicates that no events of default have occurred, all payment obligations have been met or none are yet triggered.

Workout - This status indicates there has been one or more payment defaults on the Loan and the Company has negotiated a modification of the original terms that does not amount to a fundamental default.

Fundamental Default - This status indicates a Loan has defaulted and there is a chance the Company will not be able to collect 100% of the principal amount of the Loan by the extended payment date of the corresponding Georgia Notes or LROs. The Company has commenced a formal foreclosure process to secure the real estate property.

The following table presents “Loans to developers, net” by performance state as of December 31, 2018 and 2017:

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, Net
Performance states:
Current	$34,683,828	$-	$34,683,828
Workout	3,690,948	100,000	3,590,948
Fundamental default	886,941	400,000	486,941
Total as of December 31, 2018	$39,261,717	$500,000	$38,761,717

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, Net
Performance states:
Current	$15,933,025	$-	$15,933,025
Workout	2,964,142	330,000	2,634,142
Fundamental default	642,318	310,000	332,318
Total as of December 31, 2017	$19,539,485	$640,000	$18,899,485

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 3: LOANS TO DEVELOPERS, NET (concluded)

Allowance for Loan Losses

The following table details activity in the allowance for loan losses for the years ended December 31, 2018 and 2017:

Balance
Balance, December 31, 2017	$640,000
Allowance for loan loss	240,000
Loans charged off	(380,000)
Outstanding as of December 31, 2018	$500,000
Period-end amount allocated to:
Loans individually evaluated for impairment	$400,000
Loans collectively evaluated for impairment	100,000
Balance, December 31, 2018	$500,000
Loans:
Individually evaluated for impairment	$887,000
Collectively evaluated for impairment	2,146,000
Balance, December 31, 2018	$3,033,000

Balance
Balance, December 31, 2016	$700,000
Allowance for loan loss	140,000
Loans charged off	(200,000)
Outstanding as of December 31, 2017	$640,000
Period-end amount allocated to:
Loans individually evaluated for impairment	$310,000
Loans collectively evaluated for impairment	330,000
Balance, December 31, 2017	$640,000
Loans:
Individually evaluated for impairment	$640,000
Collectively evaluated for impairment	1,500,000
Balance, December 31, 2017	$2,140,000

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 4: OTHER CURRENT ASSETS

“Other current assets” at December 31, 2018 and 2017, consists of the following:

	2018	2017
Other real estate owned (1)	$418,379	$234,825
Unbilled servicing revenue	25,127	72,026
Prepaid expenses	21,300	-
Other	19,585	37,917
Other current assets	$484,391	$344,768

(1)	During the year ended December 31, 2018 the Company transferred $2,071,840 from “Loans to developers, net” to “Other current assets”. Other real estate owned met the held for sale criteria and have been recorded at the lower of carrying amount or fair value less cost to sell. There was no impact to the Company’s Consolidated Statements of Operation from this transfer. The Company recorded a decrease of $439,000 to “Loans to developers, net” and an offsetting decrease to “Limited recourse obligations, net”.

NOTE 5: PROPERTY, EQUIPMENT, SOFTWARE, WEBSITE AND INTANGIBLE ASSETS, NET

“Property, equipment, software, website development costs, and intangible assets, net” at December 31, 2018 and 2017, consists of the following:

	2018	2017
Software and website development costs	$1,304,993	$817,893
Less: accumulated amortization	(725,255)	(396,466)
Software and website development costs, net	$579,738	$421,427

	2018	2017
Computer equipment	$96,165	$42,388
Leasehold improvements	12,530	12,530
Furniture and fixtures	134,548	11,090
Office equipment	45,548	2,294
Property and equipment	288,791	68,302
Less: accumulated depreciation and amortization	(79,925)	(35,182)
Property and equipment, net	$208,866	$33,120

	2018	2017
Domain names	$30,000	$30,000
Less: accumulated amortization	(5,500)	(3,500)
Intangible assets, net	$24,500	$26,500

Depreciation and amortization expense on “Property, equipment, intangible assets, software, and website development costs, net” for the years ended December 31, 2018 and 2017 was $375,532 and $231,111, respectively.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 6: ACCOUNTS PAYABLE AND ACCRUED EXPENSES

“Accounts payable and accrued expenses” at December 31, 2018 and 2017, consists of the following:

	2018	2017
Trade accounts payable	$762,148	$834,785
Deferred revenue	867,950	333,067
Accrued interest expense	360,325	149,735
Accrued employee compensation	80,243	202,242
Accrued contractor compensation	-	184,569
Other	422,492	145,759
Accounts payable and accrued expenses	$2,493,158	$1,850,157

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 7: REVOLVING CREDIT FACILITY

On November 1, 2016, the Company’s wholly owned subsidiary, Groundfloor Holdings GA, LLC, as borrower, entered into a revolving credit facility (the “Revolver”) with Revolver Capital, LLC. The credit agreement provided for revolving loans up to a maximum aggregate principal amount of $1,500,000. The Revolver will be used for bridge funding of underlying loans pending approval from the United States Securities and Exchange Commission (“SEC”).

On November 11, 2016, the Company entered into a First Amendment to the Credit Agreement (the “First Amendment”) which amended the existing Revolver dated November 1, 2016, among Groundfloor Holdings GA, LLC, as borrower, and Revolver Capital, LLC, as lender. Collateral security for the Revolver includes all property of the underlying loan, upon which a lien is created in favor of the lender. The First Amendment amended the Revolver to increase the Revolving Credit Commitments thereunder from $1,500,000 to $2,500,000. The other terms of the credit facility remain unchanged.

On December 21, 2016, the Company entered into a Second Amendment to the Credit Agreement (the “Second Amendment”) which amended the existing Revolver dated November 1, 2016, among Groundfloor Holdings GA, LLC, as borrower, and Revolver Capital, LLC, as lender. The Second Amendment amended the Revolver to increase the Revolving Credit Commitments thereunder from $2,500,000 to $3,500,000. The other terms of the credit facility remain unchanged.

On April 7, 2017, the Company entered into a Third Amendment to the Credit Agreement (the “Third Amendment”) which amended the existing credit agreement dated November 1, 2016, among Groundfloor Holdings GA, LLC, as borrower, and Revolver Capital, LLC, as lender. The Third Amendment amended the credit agreement to increase the Revolving Credit Commitments thereunder from $3,500,000 to $4,500,000. In connection with the Third Amendment the Company paid a $10,000 commitment fee, which is capitalized and amortized over a twelve-month period. The other terms of the credit facility remain unchanged.

On April 4, 2018, the Credit Agreement dated as of November 1, 2016, as amended by the First Amendment as of November 11, 2016, the Second Amendment dated as of February 22, 2017 and the Third Amendment dated as of April 7, 2017, was assigned to ACM Alamosa DA LLC. The Company and the lender agreed to amend and restate the Original Credit Agreement in its entirety. The other terms of the credit facility remain unchanged.

On September 18, 2018, the Company increased the Revolving Credit Commitments thereunder from $4,500,000 to $5,500,000. In connection with the increase the Company paid a $10,000 commitment fee, which is capitalized and amortized over a twelve-month period. The other terms of the credit facility remain unchanged.

The Revolver maturity date is April 4, 2019. The Company has the option to request and the lender may, in its sole discretion, elect to extend the maturity date.

As of December 31, 2018, the Company had $0 of available borrowings and $5,500,000 outstanding under the Revolver as presented within Revolving credit facility on the Consolidated Balance Sheets. As of December 31, 2018, the Company reflected $6,667 of deferred financing costs related to the Revolver as a reduction to the Revolving credit facility in the Consolidated Balance Sheets. As of December 31, 2017, the Company reflected $833 of deferred financing costs related to the Revolver as a reduction to the Revolving credit facility in the Consolidated Balance Sheets. Amortization of these costs was $4,166 and $45,000 for the years ended December 31, 2018 and 2017, respectively. Accrued interest on the Revolver, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was $111,288 and $34,032 at December 31, 2018 and 2017, respectively.

The Revolver contains certain affirmative and negative covenants, including financial and other reporting requirements. The Company is in compliance with all such covenants at December 31, 2018.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 8: CONVERTIBLE NOTES

From March 2017 to May 2017, the Company issued subordinated convertible notes (the “Subordinated Convertible Notes”) to Investors for total proceeds of $825,000. The Subordinated Convertible Notes bear interest at the rate of 8% per annum. The outstanding principal and all accrued but unpaid interest was due and payable on the earlier of September 24, 2018, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $8,000,000 (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 75% of the price per share of the Qualified Preferred Financing. In the event of a closing of a common stock financing with gross proceeds of at least $3,000,000 (“Qualified Common Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of common stock issued in the financing at a price per share equal to 90% of the price per share of the Qualified Common Financing. The indebtedness represented by the Subordinated Convertible Notes is subordinated in all respects to the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement, and other amounts due in connection with the Revolver and the Note. On October 27, 2017, the amended and restated subordinated convertible note agreement and the note amendment agreement amended the subordinated convertible note purchase agreement dated March 24, 2017, and Subordinated Convertible Notes issued thereunder (as amended, the “Restated Subordinated Convertible Notes”), respectively. Pursuant to the Restated Subordinated Convertible Notes, the outstanding principal and all accrued but unpaid interest is due and payable on the earlier of September 30, 2019, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “New Maturity Date”). The interest rate of 8% per annum remained unchanged.

From October 2017 to December 2017, the Company issued Restated Subordinated Convertible Notes to Investors for total proceeds of $1,225,000. The outstanding principal and all accrued but unpaid interest is due and payable on the New Maturity Date. In the event of a closing of a Qualified Financing prior to the New Maturity Date, the outstanding principal and all accrued but unpaid interest would become automatically converted into shares of stock issued in the financing at a price per share equal to 75% of the price per share of the financing. The indebtedness represented by the Restated Subordinated Notes is subordinated in all respects to the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement, and other amounts due in connection with the Revolver and the Note.

In 2018, a Restated Subordinated Convertible Notes holder converted their shares upon closing the 2018 Common Stock Offering, which qualified as a Qualified Common Financing. The noteholder converted $250,000 in principal and $27,617 in accrued interest at a 10% discount into 30,847 shares of common stock. The Company recorded $30,847 to interest expense as a result of the beneficial conversion.

Accrued interest on the Restated Subordinated Convertible Notes, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was $186,426 and $52,592 at December 31, 2018 and 2017, respectively.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 9: NOTES PAYABLE

On January 11, 2017, the Company entered into a promissory note and security agreement (the “Note”) for a principal sum of $1,000,000. We paid an origination fee of $10,000 concurrently with the funding of the principal of the Note. We subsequently entered into an amendment to the Note extending the payment schedule for a $5,000 amendment fee, a second amendment increasing the principal amount outstanding to $2,000,000 for a $30,000 amendment fee and a third amendment further extending the repayment schedule among other terms described below for a $10,000 amendment fee. The amendment fees were deferred and amortized over the life of the Note.

The Note incurs interest at a rate of 8.0% per annum from January 11, 2017 until September 30, 2017, and 14.0% per annum from October 1, 2017, until payment in full of the Note, in each case calculated on the basis of a 360-day year for the actual number of days elapsed. The Note must be repaid as follows: (i) $250,000, plus accrued but unpaid interest thereon, was due and payable on June 30, 2017; (ii) $250,000, plus any accrued but unpaid interest thereon, is due and payable on March 31, 2019; (iii) $500,000, plus any accrued but unpaid interest thereon, is due and payable on June 30, 2019; (iv) $500,000, plus any accrued but unpaid interest thereon, is due and payable on September 30, 2019; and (v) any remaining outstanding principal amount, plus any remaining accrued but unpaid interest, is due and payable on December 31, 2019.

The Note includes certain financial covenants related to the Company’s quarterly financial results and operating capital. The Note is subject to customary event of default provisions. Upon the occurrence of any event of default, the interest rate under the Note shall increase by 7.0%. As collateral security for the Note, the Company granted first priority security interest in all of its assets, subject to certain exceptions. Among other things, the security interest specifically excludes (i) any assets serving as collateral for the Company’s Revolver; (ii) any Loans for which a series of LROs has been issued, regardless of whether such Loans and corresponding series of LROs have been originated and issued by the Company or one of its subsidiaries; and (iii) the equity interest in any subsidiary formed by the Company for the sole purpose of issuing Loans and corresponding series of LROs.

In connection with the third amendment to the Note, the Company agreed to issue a warrant for the purchase of shares of the Company’s common stock on the first day of each quarter commencing on October 1, 2017, until the Note is repaid in full for the purchase of the following number of shares: (i) for each quarter until and including the first quarter of 2019, 4,000 shares of common stock; (ii) for the second quarter of 2019, 3,500 shares of common stock; (iii) for the third quarter of 2019, 2,300 shares of common stock; and (iv) for the fourth quarter of 2019, 1,100 shares of common stock. The exercise price of the warrants issued on the Note in connection with the third amendment to the Note is $2.40.

As of December 31, 2018, the principal sum of $1,750,000 remains outstanding and is presented in “Short-term notes payable” on the Company’s Consolidated Balance Sheets net of deferred financing fees of $15,370, and debt discount of $90,648, amortizable over the amended term of the Note. Amortization of these costs was $69,222 for the year ended December 31, 2018. As of December 31, 2017, the principal sum of $1,750,000 was outstanding and is presented in “Long-term notes payable” on the Company’s Consolidated Balance Sheets net of deferred financing fees of $30,741, and debt discount of $20,000, amortizable over the amended term of the Note. Amortization of these costs was $24,676 for the year ended December 31, 2017.

Accrued interest on the Note, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was $62,611 and $63,111 at December 31, 2018 and 2017, respectively.

The Note includes financial covenants that may trigger events of default or principal acceleration. The Company failed to comply with all the financial covenants during the year-end December 31, 2018. Prior to the filing date of the Consolidated Financial Statements, the Company secured a waiver to prevent a default event and principal acceleration.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 9: NOTES PAYABLE (concluded)

In 2018, the Company entered into various secured promissory notes, (the “GROUNDFLOOR Notes”), with accredited Investors. The GROUNDFLOOR Notes are used for the purpose of the Company to originate, buy, and service loans for the purpose of building, buying, or rehabilitating single family and multifamily structures, or buying land, for commercial purposes. The GROUNDFLOOR Notes are issued and secured by the assets of Groundfloor Real Estate 1 LLC, a wholly owned subsidiary of Groundfloor Finance, Inc. As collateral security for GROUNDFLOOR Notes, the Company granted first priority security interest in all the loan assets of its wholly owned subsidiary, Groundfloor Real Estate 1 LLC, subject to certain exceptions. During the year-end December 31, 2018, there were ten notes entered into ranging in interest rates of 3.25% to 5.5% and terms of 30 and 90 days. As of December 31, 2018, the principal sum of $1,281,100 remains outstanding and is presented in “Short-term notes payable” on the Company’s Consolidated Balance Sheets.

Accrued interest on the GROUNDFLOOR Notes, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was $4,100 at December 31, 2018.

NOTE 10: STOCKHOLDERS’ (Deficit) EQUITY

Capital Structure

Authorized Shares - As of December 31, 2018, the Company is authorized to issue 5,000,000 shares of no par value common stock and 1,316,181 shares of no par value preferred stock. The preferred stock has been designated as Series A Preferred Stock (the “Series A”), consisting of 747,385 shares, and Series Seed Preferred Stock (the “Series Seed”), consisting of 568,796 shares (collectively, “Preferred Stock”).

Common Stock Transactions

In February 2018, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2018 Common Stock Offering”). The Company offered up to 500,000 shares of common stock at $10 per share, with a minimum investment of $100, or ten shares of common stock. The aggregate initial offering price of the common stock will not exceed $5,000,000 in any 12-month period, and there is no minimum offering amount. The Company may issue up to 30,000 additional bonus shares. The 2018 Common Stock Offering closed on July 31, 2018. During the 2018 Common Stock Offering, the Company issued 437,917 shares of common stock for gross proceeds of $4,228,670. The Company incurred offering costs of $125,000 related to the 2018 Common Stock Offering. During the year ended December 31, 2018, the Company recorded $150,500 in beneficial interest related to the bonus shares issued in connection with the 2018 Common Stock Offering to “General and administrative” in the Company’s Consolidated Statement of Operations. In conjunction with the 2018 Common Stock Offering, the Company converted one noteholder’s outstanding restated subordinated convertible notes payable and accrued interest totaling $277,617 into 30,847 shares of common stock.

In October 2018, the Company entered into a common stock purchase agreement for private placement of 125,000 shares of the Company’s common stock for gross proceeds of $1,500,000.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 10: STOCKHOLDERS’ (Deficit) EQUITY (concluded)

Preferred Stock Transactions

Series A

During 2015, the Company issued 709,812 shares of Series A to Investors for total proceeds of $4,748,705. In conjunction with the equity issuance, the Company converted all outstanding promissory notes payable and accrued interest totaling $251,295 into 37,561 shares of Series A.

Series Seed

During 2015 and 2014, the Company issued 201,146 and 91,259 shares, respectively, to Investors for total proceeds of $1,047,000 and $475,000. In conjunction with the equity issuance in 2014, the Company converted all outstanding convertible notes payable and accrued interest totaling $1,098,388 into 276,391 shares of Series Seed.

Voting - The holders of Preferred Stock are entitled to one vote for each share of common stock into which the preferred shares are convertible.

Liquidation - Upon any liquidation, dissolution, or winding up of the Company, the holders of Series A shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of common stock or Series Seed, an amount per share equal to the greater of: i) the Series A original issue price of $6.69 per share, plus any dividends declared but unpaid, and ii) such amount per share as would have been payable had all shares of Series A been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series A the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series A pro rata in accordance with their ownership thereof.

After payment in full of the Series A preference amount, the Series Seed stockholders are entitled to a liquidation preference equal to the greater of: i) the Series Seed original issue price of $5.205 per share, plus any dividends declared but unpaid, or ii) such amount per share as would have been payable had all shares of Series Seed been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series Seed the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series Seed pro rata in accordance with their ownership thereof. Any assets remaining after such preferential distribution shall be distributed to holders of the common stock.

Conversion - Shares of Preferred Stock are convertible into shares of common stock at the option of the holder at any time. The number of common stock shares for Preferred Stock can be determined by dividing the original issue price by the then-effective conversion price.

Mandatory Conversion - All outstanding shares of Preferred Stock shall automatically be converted into shares of common stock upon the closing of the sales of shares of common stock to the public, with gross proceeds to the Company of at least $30,000,000. All outstanding shares of Series A shall automatically be converted into shares of common stock by the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series A, voting as a single class. All outstanding shares of Series Seed shall automatically be converted into shares of common stock by the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series Seed, voting as a single class.

Dividends - All dividends shall be declared pro rata on the common stock and Preferred Stock on a pari passu basis according to the numbers of common stock held by such holders on an as converted basis.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 11: STOCK OPTIONS AND WARRANTS

Stock Options

In August 2013, the Company adopted the 2013 Stock Option Plan (the “Plan”). The Plan provides incentives to eligible employees, officers, and directors in the form of incentive stock options, non-qualified stock options, and restricted stock awards. During the year ended December 31, 2018, the Company increased the shares available for common stock issuance under the Plan by 150,000. As of December 31, 2018 the Company reserved a total of 400,000 shares of common stock for issuance under the Plan. Of these shares, 65,004 shares are available for future stock option grants as of December 31, 2018.

The Board of Directors has the authority to administer the Plan and determine, among other things, the interpretation of any provisions of the Plan, the eligible employees who are granted options, the number of options that may be granted, vesting schedules, and option exercise prices. The Company’s stock options have a contractual life not to exceed ten years. The Company issues new shares of common stock upon exercise of stock options.

Due to limited historical data, the Company estimates stock price volatility based on the actual volatility of comparable publicly traded companies over the expected life of the option. The expected term represents the average time that options that vest are expected to be outstanding. The expected term for options granted to non-employees is the contractual life. The risk-free rate is based on the United States Treasury yield curve for the expected life of the option.

Management used the Black-Scholes-Merton option pricing model to determine the fair value of options issued during the years ended December 31, 2018 and 2017.

The assumptions used to calculate the fair value of stock options granted are as follows:

For the Year Ended December 31, 2018	Non- Employees	Employees
Estimated dividend yield	-%	-%
Expected stock price volatility	55.0%	50.0%
Risk-free interest rate	3.0%	2.8%
Expected life of options (in years)	10.0	6.25
Weighted-average fair value per share	$6.71	$5.65

For the Year Ended December 31, 2017	Non- Employees	Employees
Estimated dividend yield	-%	-%
Expected stock price volatility	52.3%	50.0%
Risk-free interest rate	1.8%	2.0%
Expected life of options (in years)	10.0	5.9
Weighted-average fair value per share	$4.67	$4.48

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 11: STOCK OPTIONS AND WARRANTS (continued)

The following summarizes the stock option activity for the years ended December 31, 2018 and 2017:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding as of December 31, 2016	173,463	$1.64
Exercised	(5,336)	0.97
Terminated	(23,894)	2.40
Granted	90,050	2.40
Outstanding as of December 31, 2017	234,283	$1.88
Exercised	(2,415)	2.40
Terminated	(10,419)	4.81
Granted	98,476	10.41
Outstanding as of December 31, 2018	319,925	$4.40	7.7	$2,431,000
Exercisable as of December 31, 2018	209,601	2.10	6.8	$2,075,000
Expected to vest after December 31, 2018	110,324	8.77	9.4	$356,000

The following table summarizes certain information about all stock options outstanding as of December 31, 2018:

Exercise Price	Number of Options Outstanding	Weighted-Average Remaining Contractual Life (In Years)	Number of Options Exercisable
$0.67	64,000	5.0	64,000
1.87	51,857	6.6	50,940
2.40	103,092	8.4	77,585
3.99	10,000	5.8	10,000
10.00	55,475	9.6	4,574
12.00	35,501	10.0	2,502
	319,925		209,601

As of December 31, 2018, there was approximately $554,000 of total unrecognized compensation cost related to stock option arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 2.2 years. The total intrinsic value of stock option awards exercised was approximately $23,000 during the fiscal year ended December 31, 2018.

The Company recorded $53,395 and $42,308 in non-employee and $191,748 and $89,314 in employee share-based compensation expense during 2018 and 2017, respectively.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 11: STOCK OPTIONS AND WARRANTS (concluded)

Warrants

The Company issued 11,175 warrants during the year ended December 31, 2017, for the purchase of common stock. The warrants are exercisable immediately at $2.40 or $6.69 with a contractual term of ten years. The estimated fair value of the warrants was approximately $48,441 when issued. The fair value was calculated using the Black-Scholes-Morton pricing model with the following weighted-average assumptions yielding a weighted average fair value of $4.33: risk-free interest rate of 2.1%, expected life of ten years, dividend yields of 0% and volatility factor of 55.0%.

The Company issued 16,000 warrants during the year ended December 31, 2018, for the purchase of common stock. The warrants are exercisable immediately at $2.40 with a contractual term of ten years. The estimated fair value of the warrants was approximately $124,500 when issued. The fair value was calculated using the Black-Scholes-Morton pricing model with the following weighted-average assumptions yielding a weighted average fair value of $7.79, risk-free interest rate of 2.9%, expected life of ten years, dividend yields of 0%, and volatility factor of 55.0%.

Of the warrants issued during the year ended December 31, 2018, 16,000 were issued in conjunction with the Note. The warrants were recorded for $124,500 as a debt discount to “Long-term notes payable” and corresponding increase in “Additional paid-in capital” and will be amortized to interest expense over the estimated term of the Note. Of the warrants issued during the year ended December 31, 2017, 4,000 were issued in conjunction with the Note. The warrants were recorded for $20,000 as a debt discount to “Long-term notes payable” and corresponding increase in “Additional paid-in capital” and will be amortized to interest expense over the estimated term of the Note. The Company recognized interest expense of $53,852 and $28,441 during the years ended December 31, 2018 and 2017, respectively.

Additionally, the Company recognized $36,000 in share-based compensation expense during 2018 related to warrants issued in a prior period. The fair value was calculated using the Black-Scholes-Morton pricing model with the following weighted-average assumptions yielding a weighted average fair value of $2.39, risk-free interest rate of 2.08%, expected life of ten years, dividend yields of 0%, and volatility factor of 51.2%.

None of the warrants have been exercised as of December 31, 2018.

NOTE 12: INCOME TAXES

On December 22, 2017, the United States enacted new tax reform legislation which reduced the corporate tax rate to 21% effective for the tax year beginning January 1, 2018.  Under ASC 740, the effects of new tax legislation are recognized in the period which includes the enactment date.  As a result, the deferred tax assets and liabilities existing on the enactment date must be revalued to reflect the rate at which these deferred balances will reverse.  The corresponding adjustment would generally affect the income tax expense (benefit) shown on the Consolidated Statements of Operations.  However, since the Company has a full valuation allowance applied against its deferred tax asset, there is no impact to the income tax expense for the year ended December 31, 2018.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 12: INCOME TAXES (concluded)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the Company’s deferred income tax assets and liabilities as of December 31, 2018 and 2017, are as follows:

	2018	2017
Deferred income tax assets and liabilities:
Net operating loss carryforwards	$4,473,000	$2,887,000
Accrued expenses	21,000	101,000
Share-based compensation	82,000	45,000
Accrued interest	94,000	39,000
Research and development credit	25,000	25,000
Depreciation and amortization	(31,000)	(30,000)
Valuation allowance	(4,664,000)	(3,067,000)
	$-	$-

The Company has established a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such asset. The valuation allowance increased by approximately $1,597,000 and $279,000, respectively, during the years ended December 31, 2018 and 2017.

As of December 31, 2018, the Company has federal and state net operating loss carryforwards of approximately $17,204,000 available to offset future federal and state taxable income, which begin to expire in 2033 and 2028. The Tax Reform Act of 1986 contains provisions which limit the ability to utilize the net operating loss carryforwards in the case of certain events, including significant changes in ownership interests. If the Company’s net operating loss carryforwards are limited, and the Company has taxable income which exceeds the permissible yearly net operating loss carryforwards, the Company would incur a federal income tax liability even though net operating loss carryforwards would be available in future years.

Income taxes computed at the statutory federal income tax rate are reconciled to the provision for income tax expense for 2018 and 2017 as follows:

	2018		2017
	Amount	% of Pre-Tax Earnings	Amount	% of Pre-Tax Earnings
Income tax expense (benefit) at statutory rate	$(1,281,000)	(21.0)%	$(1,389,000)	(34.0)%
Deferred tax impact of enacted tax rate and law changes	-	-%	1,443,000	35.3%
State taxes (net of federal benefit)	(278,000)	(4.6)%	(186,000)	(4.6)%
Non-deductible expenses	(38,000)	(0.6)%	(147,000)	(2.6)%
Change in valuation allowance	1,597,000	26.2%	279,000	5.9%
Provision for income tax expense	$-	0.0%	$-	0.0%

The Company recognizes interest and penalties related to uncertain tax positions in the provision for income taxes. As of December 31, 2018 and 2017, the Company had no accrued interest related to uncertain tax positions.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 13: RELATED PARTY TRANSACTIONS

ISB Development Corp.

The Company’s Note holder, ISB Development Corp, is owned and operated by a director of the Company. In January 2017, the Company’s Board of Directors approved the execution of the promissory note and security agreement (the “Note”) and subsequent amendments. See Note 9 for further discussion and disclosure associated with the Note.

Del Oro Rock LLC

In August 2017, the Company launched its new whole loan sale program. In connection with the new program, the Company sold a Loan at par to Del Oro Rock LLC for $350,000. Del Oro Rock LLC is owned and operated by a member of management and stockholder of the Company.

In October 2017, the Company issued 7,550 warrants to Del Oro Rock LLC. The warrants were issued as a part of the Company’s Cornerstone Investor Program. A cornerstone investor is expected to participate in LROs at an agreed upon amount. The Company recorded $28,441 to “Additional paid-in capital” and share-based compensation expense during the year ended December 31, 2017.

NOTE 14: COMMITMENTS AND CONTINGENCIES

The Company has a noncancelable operating lease agreement for office space. The lease contains a renewal option within 67 months of the commencement date of September 2018. Rent expense for operating leases, which has escalating rents over the term of the lease, is recorded on a straight-line basis over the minimum lease terms. Rent expense under the operating lease was $60,766 during the year ended December 31, 2018.

As of December 31, 2018, the approximate amounts of the annual future minimum lease payments under noncancelable operating leases obligations are as follows:

Balance
Years ending December 31,
2019	$172,329
2020	265,261
2021	273,219
2022	281,416
2023	289,858
Thereafter	98,777
$1,380,860

NOTE 15: SUBSEQUENT EVENTS

On February 12, 2018, the United States Securities and Exchange Commission issued a Notice of Qualification of the Company’s Offering Circular. On January 14, 2019 and on February 25, 2019, the Company filed amendments to this offering circular raising the price to $13.50 and $15.00 respectively. As of March 21, 2019 the Company has sold approximately $1,500,000 comprising of securities sold through the qualified offering circular, and securities sold through exemptions. The Company may sell additional securities through 2019.

Subsequent events were evaluated through March 21, 2019, the date the Consolidated Financial Statements were available to be issued.

Except as expressly set forth herein, the Company’s offering of Groundfloor Limited Recourse Obligations, as described in the Offering Circular, as amended or otherwise supplemented by the Company’s public reports filed with the Securities and Exchange Commission and available at the Commission’s website, www.sec.gov, which the Company incorporates by reference in the Offering Circular, remains unchanged.

PART III — EXHIBITS

Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No	Exhibit	Filing Date
2.1	GRE 1 Articles of Organization		1-A/A	024-10671	2.1	January 25, 2017
2.2	GRE 1 Operating Agreement		1-A/A	024-10671	2.2	January 25, 2017
2.3	Groundfloor Finance Inc. Second Amended and Restated Articles of Incorporation		1-A/A	024-10496	2.1	November 25, 2015
2.4	Groundfloor Finance Inc. Bylaws		1-A/A	024-10440	2.2	July 1, 2015
3.1	Form of Investor Agreement		1-A/A	024-11094	3.1	October 7, 2019
3.2	Amended and Restated Investors’ Rights Agreement		1-A/A	024-10496	3.1	November 25, 2015
3.3	Form of Preferred Stock Voting Agreement		1-A/A		3.2	February 7, 2018
3.4	Common Stock Voting Agreement		1-A/A		3.3	February 7, 2018
3.5	Common Stock Subscription Agreement		1-A/A		3.4	February 7, 2018
4.1	Standard Form of LRO Agreement		1-A/A	024-11094	4.1	October 7, 2019
6.1	Form of Loan Agreement		1-A/A	024-11094	6.1	October 7, 2019
6.2	Form of Promissory Note		1-A/A	024-11094	6.2	October 7, 2019
6.3	Executive Employment Agreement with Brian Dally dated November 19, 2014		1-A/A	024-10440	6.1	July 1, 2015
6.4	Executive Employment Agreement with Nikhil Bhargava dated November 19, 2014		1-A/A	024-10440	6.2	July 1, 2015
6.5	2013 Stock Option Plan		1-A/A	024-10440	6.6	July 1, 2015
6.6	Option Award Agreement for Michael Olander Jr.		1-A/A	024-10440	6.8	July 1, 2015
6.7	Option Award Agreement for Richard Tuley		1-A	024-10488	6.11	October 7, 2015
6.8	Option Award Agreement for Bruce Boehm		1-A	024-10488	6.12	October 7, 2015
6.9	Series Seed Preferred Stock Purchase Agreement		1-A/A	024-10440	3.1	July 1, 2015
6.10	Series A Preferred Stock Purchase Agreement		1-A/A	024-10496	6.18	November 25, 2015
6.11	Right of First Refusal and Co-Sale Agreement		1-A/A	024-10496	6.19	November 25, 2015
6.12	Promissory Note and Security Agreement, as amended		1-A POS	024-10496	6.10	October 18, 2017
6.13	Loan Purchase Agreement with Harvest Residential Loan Acquisition, LLC		1-A POS	024-10758	6.11	February 7, 2018
6.14	Servicing Agreement with Harvest Residential Loan Acquisition, LLC		1-A POS	024-10758	6.12	February 7, 2018
10.1	Power of attorney (GRE 1)
10.2	Power of attorney (Groundfloor Finance)		1-A	024-10758	10.1	October 30, 2017
11.1	Consent of Cherry Bekaert LLP	X
11.2	Consent of Robbins Ross Alloy Belinfante Littlefield LLC (included as part of Exhibit 12.1)	X
11.3	Consent of Hughes Pittman & Gupton, LLP	X
12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC	X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on March 2, 2020.

GROUNDFLOOR FINANCE INC. for GROUNDFLOOR REAL ESTATE 1, LLC

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary and Acting Chief Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	March 2, 2020
Brian Dally

/s/ Nick Bhargava	Executive Vice President, Secretary, Acting Chief Financial Officer and Director (Principal Financial and Accounting Officer)	March 2, 2020
Nick Bhargava

*	Director	March 2, 2020
Sergei Kouzmine

*	Director	March 2, 2020
Bruce Boehm

*	Director	March 2, 2020
Michael Olander Jr.

*	Director	March 2, 2020
Richard Tuley Jr.

*By:	/s/ Nick Bhargava
Nick Bhargava
Attorney-in-fact